NOTE INDENTURE
between
TIMBERWEST FOREST MANAGEMENT LIMITED
(To be Renamed TimberWest Forest Corp.)
and
CIBC MELLON TRUST COMPANY
Dated as of September 30, 1998
PROVIDING FOR THE ISSUE OF UNSECURED SUBORDINATE
NOTES OF TIMBERWEST FOREST MANAGEMENT LIMITED
Farris, Vaughan, Wills & Murphy

TABLE OF CONTENTS
ARTICLE 1
INTERPRETATION

1.1	Definitions	2
1.2	Interpretation	8
1.3	Meaning of “Outstanding”	9
1.4	Day Not a Business Day	10
1.5	Accounting Principles	10
1.6	Interest Calculation	10
1.7	Governing Law	11
ARTICLE 2
THE NOTES

2.1	Issue of Notes	11
2.2	Terms of Series A Notes	11
2.3	Payment of Interest	12
2.4	Deferral of Interest Payment Date	13
2.5	Notice of Deferral	14
2.6	Share Payment Election	14
2.7	Form and Signatures of Notes	17
2.8	Certification	17
2.9	Notes to Rank Pari Passu	18
2.10	Registration of Notes	18
2.11	Persons Entitled to Payment	19
2.12	Withholding or Deduction of Canadian Taxes	20
2.13	Mutilation, Loss, Theft or Destruction	21
2.14	Exchanges of Notes	22
2.15	Transfer	23
2.16	Option of Holder as to Place of Payment	23
2.17	Trustee Not Bound to Make Enquiries	23
2.18	Creation and Issue of Additional Notes	23
2.19	Extension of Maturity Date	24
ARTICLE 3
COVENANTS OF THE COMPANY

3.1	Positive Covenants	25
3.2	Limitation on Transactions During Deferral Period or Event of Default	26
3.3	Trustee May Perform Covenants	26
3.4	To Pay Trustee’s Remuneration	26
ARTICLE 4
PURCHASE AND REDEMPTION OF NOTES

4.1	Purchase of Notes by Company	27
4.2	Redemption of Notes by the Company	27
4.3	Notice of Redemption	27

(i)

4.4	Notes Due on Redemption Dates	28
4.5	Deposit of Redemption Moneys	28
4.6	Failure to Surrender Notes Called for Redemption	28
4.7	Cancellation of Notes	29
4.8	Surrender of Notes for Cancellation	29
ARTICLE 5
SUBORDINATION OF THE NOTES

5.1	Agreement to Subordinate	29
5.2	Distribution on Insolvency or Winding-Up	29
5.3	Subrogation of Notes	31
5.4	No Payment to Holders if Event of Default under Senior Indebtedness	32
5.5	Authorization of Holders to Trustee to Effect Subordination	33
5.6	Knowledge of Trustee	34
5.7	Trustee May Hold Senior Indebtedness	34
5.8	Rights of Holders of Senior Indebtedness Not Impaired	34
5.9	Altering the Senior Indebtedness	34
ARTICLE 6
DEFAULT

6.1	Events of Default	35
6.2	Acceleration of Maturity, Rescission and Annulment	37
6.3	Control by Holders	38
6.4	Remedies Blockage Period	38
6.5	Remedies Not Exclusive	39
6.6	Costs	39
6.7	Delay	39
6.8	No Recourse Against Other Parties	39
6.9	Notice of Events of Default	39
6.10	Waiver of Default	39
6.11	Enforcement by the Trustee	40
6.12	No Suits by Holders	41
6.13	Application of Monies by Trustee	42
6.14	Distribution of Proceeds	42
6.15	Judgment Against the Company	43
ARTICLE 7
SATISFACTION AND DISCHARGE

7.1	Payment of Principal Amount	43
7.2	Non-Presentation of Notes	44
7.3	Repayment of Unclaimed Monies	44
7.4	Discharge	44
ARTICLE 8
SUCCESSOR ENTITIES

8.1	Successor Entities	45
8.2	Vesting of Powers in Successor Entity	45

(ii)

ARTICLE 9
MEETINGS OF HOLDERS

9.1	Right to Convene Meeting	46
9.2	Notice of Meetings	46
9.3	Chairman	46
9.4	Quorum	46
9.5	Power to Adjourn	47
9.6	Show of Hands	47
9.7	Poll	47
9.8	Voting	47
9.9	Regulations	48
9.10	Persons Entitled to Attend Meetings	48
9.11	Powers Exercisable by Extraordinary Resolution	48
9.12	Meaning of “Extraordinary Resolution”	51
9.13	Powers Cumulative	52
9.14	Minutes	52
9.15	Instrument in Writing	52
9.16	Binding Effect of Resolutions	52
9.17	Evidence of Rights of Holders	52
9.18	Series Meetings	53
ARTICLE 10
NOTICES

10.1	Notice to the Company and to Holders	54
10.2	Notice to Trustee	54
10.3	Receipt of Notices	55
ARTICLE 11
CONCERNING THE TRUSTEE

11.1	No Conflict of Interest	55
11.2	Replacement of Trustee	55
11.3	Duties of Trustee	56
11.4	Reliance Upon Declarations	58
11.5	Evidence and Authority to Trustee	58
11.6	Certificate of the Company as Evidence	59
11.7	Experts, Advisers and Agents	59
11.8	Trustee May Deal in Notes	60
11.9	Investment of Monies Held by Trustee	60
11.10	Trustee Not Ordinarily Bound	61
11.11	Trustee Not Required to Give Security	61
11.12	Trustee Not to be Appointed Receiver	61
11.13	Trustee Not Bound to Act on Company’s Request	61
11.14	Conditions Precedent to Trustee’s Obligations to Act Hereunder	61
11.15	Authority to Carry on Business	62
11.16	Acceptance of Trust	62

(iii)

ARTICLE 12
SUPPLEMENTAL INDENTURES

12.1	Supplemental Indentures	62
ARTICLE 13
FORM OF SERIES A NOTE

13.1	Form of Series A Note	63
ARTICLE 14
EXECUTION AND FORMAL DATE

14.1	Execution	63
14.2	Formal Date	63

(iv)

NOTE INDENTURE
This Note Indenture is dated as of September 30, 1998
BETWEEN:
TIMBERWEST FOREST MANAGEMENT LIMITED, a company incorporated pursuant to the laws of British Columbia with an office in Vancouver, British Columbia (the “Company”)
AND:
CIBC MELLON TRUST COMPANY, a trust company incorporated under the laws of Canada having an office in Vancouver, British Columbia (the “Trustee”)
RECITALS:
A.	Pursuant to the Reorganization, the Company is desirous of redeeming the Existing Notes and issuing the Series A Notes to be constituted and issued as provided for by this Note Indenture;

B.	The Company is also desirous of facilitating future investment in the Company by providing for the creation and issuance of further Notes as provided for by this Note Indenture;

C.	The Company, under the laws relating thereto, is duly authorized to create and issue the Notes as herein provided;

D.	All necessary corporate proceedings have been taken and conditions complied with to make the creation and issue of the Notes proposed to be issued hereunder and this Note Indenture legal, valid and binding on the Company in accordance with the laws relating to the Company; and

E.	The foregoing recitals are made as representations and statements of fact by the Company and not by the Trustee;

THE PARTIES AGREE AS FOLLOWS:
ARTICLE 1
INTERPRETATION
1.1	Definitions
In this Note Indenture (including the recitals hereto) and in the Notes, unless there is something in the subject matter or context inconsistent therewith:
(a)	“Additional Notes” means Notes of any one or more series, other than the Series A Notes.

(b)	“Additional Series A Notes” has the meaning set out in Section 2.2(c).

(c)	“business day” means a day other than a Saturday, Sunday or any other day on which banking institutions in Vancouver, British Columbia are permitted or required by applicable law, regulation or executive order to close.

(d)	“Canadian Taxes” means any and all present or future tax, duty, levy, impost, assessment or other government charge (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of the Government of Canada or of any province or territory thereof or by any authority or agency therein or thereof having power to tax.

(e)	“Certificate of the Company” and “Written Direction of the Company” mean, respectively, a written certificate and direction signed in the name of the Company by the Chairman of the Board, the President, any Vice President or the Secretary of the Company and may consist of one or more instruments so executed. A Certificate of the Company shall be in the form of a statutory declaration if and when required under the provisions of this Note Indenture or by the Trustee.

(f)	“Certified Resolution” means a copy of a resolution of the Company certified by the Secretary or an Assistant Secretary of the Company or any other officer designated by the Chairman of the Board or President of the Company for such purpose to have been duly passed by the Directors and to be in full force and effect on the day of such certification.

(g)	“Common Shares” means the common shares in the capital of the Company, as such common shares are constituted immediately following the completion of the Reorganization, any other securities into which such common shares may be converted, exchanged, reclassified, redesignated, subdivided, consolidated or otherwise changed from time to time, and any securities of any successor corporation to or corporation continuing from the Company that such common shares or other securities may be changed into or become as a result of any amalgamation, continuance, merger, consolidation, plan of arrangement or reorganization, statutory or otherwise.

(h)	“Company” means TimberWest Forest Management Limited, formerly called TimberWest Forest Holdings Ltd. and which as part of the Reorganization will change its name to TimberWest Forest Corp., and includes any successor corporation to or of the Company which shall have complied with the provisions of Article 8.

(i)	“Company’s Auditors” or “Auditors of the Company” means an independent firm of chartered accountants duly appointed as auditors of the Company.

(j)	“Counsel” means a barrister or solicitor or firm of barristers or solicitors, who may be counsel for the Company, retained, employed, engaged or appointed by the Trustee or retained, employed, engaged or appointed by the Company and acceptable to the Trustee where the context so indicates.

(k)	“Custodian” means CIBC Mellon Trust Company, or any successor thereto, in its capacity as custodian for the Notes under the Note Deposit Agreement.

(l)	“Declaration of Trust” means the amended and restated declaration of trust dated June 10, 1997 providing for the establishment of the Fund, as the same may be amended and in effect from time to time.

(m)	“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

(n)	“Deferral Period” has the meaning set out in Section 2.4.

(o)	“Deferred Interest” has the meaning set out in Section 2.4.

(p)	“Designated Senior Indebtedness” means: (i) the principal (including redemption payments), premium, if any, interest and other payment obligations in respect of (y) indebtedness of the Company for money borrowed and (z) indebtedness evidenced by debentures, bonds, notes or other similar instruments issued by the Company, including any such securities issued under any indenture or other instrument to which the Company is a party (including, for the avoidance of doubt, indentures pursuant to which unsubordinated debentures have been or may be issued); (ii) all capital lease obligations of the Company; (iii) all obligations of the Company issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Company, all hedging agreements and agreements of a similar nature thereto and all agreements relating to any such agreements, and all obligations of the Company under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) all obligations of the Company for the reimbursement of amounts paid pursuant to any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction; (v) all obligations of the type referred to in clauses (i) through (iv) above of other persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise; and (vi) all obligations of the type referred to in clauses (i) through (iv) above of other persons secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by the Company), except for, (a) any such indebtedness that contains express terms, or is issued under an indenture or other instrument which contains express terms, providing that it is subordinate to or ranks pari passu with the Notes, and (b) any indebtedness between the Company and its affiliates and which obligations of the type referred to in clauses (i) to (vi) above (except those of the type referred to in subclauses (a) and (b)) have been designated as Designated Senior Indebtedness by the Company in the agreement or instrument by which such Designated Senior Indebtedness is assumed, created or incurred by the Company or pursuant to which the liability of the Company for such Designated Senior Indebtedness arises, or by a resolution of the Board of Directors. Designated Senior Indebtedness shall continue to be Designated Senior Indebtedness and be entitled to the benefits of the subordination provisions of this Note Indenture irrespective of any amendment, modification or waiver of any term of such Designated Senior Indebtedness.

(q)	“Director” means a member of the board of directors of the Company for the time being and “Directors”, “Board of Directors” or “Board” means the board of directors of the Company or, if duly constituted and whenever duly elected or empowered, the executive committee of the Board of Directors for the time being, and reference to “action by the Directors” means action by the directors of the Company as a board or, whenever duly empowered, action by the said executive committee as such committee.

(r)	“Event of Default” means any of the events of default referred to in Section 6.1.

(s)	“Exchange Tax Event” means the delivery to the Trustee of an opinion of an independent Canadian tax counsel experienced in such matters to the effect that a Relevant Tax Law Change has occurred.

(t)	“Excluded Securities” has the meaning set out in Section 5.2(a)(ii).

(u)	“Existing Notes” means the 12% subordinate notes of the Company issued by the Company to the Fund pursuant to the Note Indenture dated for reference June 1, 1997 between the Company and The R-M Trust Company.

(v)	“Extraordinary Resolution” has the meaning set out in Section 9.12.

(w)	“Fund” means the TimberWest Timber Trust, an unincorporated trust established under the laws of the Province of British Columbia pursuant to the Declaration of Trust.

(x)	“Holders” means the person(s) from time to time being entered in the registers hereinafter mentioned as holders of Notes.

(y)	“Interest Accrual Date” means, with respect to the Series A Notes, the first day of January, April, July and October in each year, commencing the first day of January, 1999, and for any particular Interest Period the Interest Accrual Date shall be the date falling on the first day of the next succeeding Interest Period and, with respect to any other series of Notes, the dates established in the supplemental indenture referred to in Section 2.18(c).

(z)	“Interest Amount” has the meaning set out in Section 2.6(a)(i).

(aa)	“Interest Payment Date” means, with respect to the Series A Notes, the 15th day following each Interest Accrual Date, subject to deferral pursuant to Section 2.4, and for any particular Interest Period the Interest Payment Date shall be the date falling on the 15th day of the next succeeding Interest Period, subject to deferral pursuant to Section 2.4, and, with respect to any other series of Notes, the dates established in the supplemental indenture referred to in Section 2.18(c).

(ab)	“Interest Period” means, with respect to the Series A Notes, the period beginning on and including the first day of October 1998 and ending on but excluding the first day of January 1999 and each successive period beginning on and including the Interest Accrual Date for the preceding Interest Period and ending on but excluding the Interest Accrual Date for such Interest Period, and, with respect to any other series of Notes, the period established in the supplemental indenture referred to in Section 2.18(c).

(ac)	“Interest Rate” means, with respect to the Series A Notes, 12% per annum and, with respect to any other series of Notes, the interest rate established in the supplemental indenture referred to in Section 2.18(c).

(ad)	“Issue Date” means, with respect to the Series A Notes (other than any Additional Series A Notes), October 1, 1998 and, with respect to any Additional Series A Notes or any other series of Notes, the date of issuance of such Note.

(ae)	“Maturity Amount” has the meaning set out in Section 2.6(a)(ii).

(af)	“Maturity Date” means August 31, 2038 or such later date as may be established pursuant to Section 2.19.

(ag)	“Ministerial Action” has the meaning set out in Section 2.14(b).

(ah)	“non-resident person” or a reference to a person who is not resident in Canada means a person who is not a resident of Canada for purposes of the Tax Act.

(ai)	“Note Deposit Agreement” means the note deposit agreement dated September 30, 1998 between the Trustee and the Custodian governing the deposit of the Notes with the Custodian and the issuance of Note Receipts by the Custodian.

(aj)	“Note Receipts” means the receipts issued by the Custodian of the Notes, each of which represents Notes having an aggregate principal amount which entitles the holder to $1.077456788 of interest per annum and other entitlements.

(ak)	“Noteholders’ Request” means an instrument signed in one or more counterparts by the Holder(s) of a majority in aggregate principal amount of the Notes outstanding requesting the Trustee to take some action or proceeding specified therein.

(al)	“Notes” means any of the unsecured subordinate promissory notes issued hereunder and outstanding and entitled to the benefits hereof.

(am)	“person” means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture or other entity or organization of whatever nature.

(an)	“Preferred Shares” means the preferred shares in the capital of the Company to be created as part of the Reorganization, as such Preferred Shares are constituted immediately following the completion of the Reorganization, any other securities into which such Preferred Shares may be converted, exchanged, reclassified, redesignated, subdivided, consolidated or otherwise changed from time to time, and any securities of any successor corporation to or corporation continuing from the Company that such common shares or other securities may be changed into or become as a result of any amalgamation, continuance, merger, consolidation, plan of arrangement or reorganization, statutory or otherwise.

(ao)	“register” has the meaning set out in Section 2.10(a).

(ap)	“Remedies Blockage Period” has the meaning set out in Section 6.4.

(aq)	“Relevant Tax Law Change” means: (i) any amendment to or change (including any announced prospective change) in the laws (or any regulations thereunder) of Canada or any political subdivision or taxing authority thereof or therein, as applicable; or (ii) any amendment to or change in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination), in either case, which is announced or becomes effective after the date of this Note Indenture and as a result of which (assuming that such amendment or change is enacted or is applied to the Company) there is in the opinion of counsel more than an insubstantial risk that the Company could be denied the deduction of interest paid or payable in respect of the Notes (other than Deferred Interest and other than an amount of interest the deduction of which is denied under subsection 18(4) of the Tax Act) in computing its income for the purposes of the Tax Act.
(ar)	“Reorganization” means the proposed reorganization of the Fund and the Company, including the reorganization of the share and loan capital of the Company, the redemption of the Existing Notes and the issuance of the Series A Notes, the change in the name of the Company, the amendment to the Declaration of Trust in respect of the Fund to provide for the redemption of units of the Fund in exchange for Stapled Units, and all other matters in respect thereof or incidental thereto as summarized in the “Notice of Special Meeting of Unitholders” and “Notice of Special Meeting of Holders of Instalment Receipts” and accompanying “Joint Information Circular” of the Fund and the Company dated August 28, 1998.

(as)	“Senior Indebtedness” means: (i) all Designated Senior Indebtedness; and (ii) all indebtedness and liabilities of the Company, including the principal of and premium, if any, and interest on, indebtedness of the Company which, by the terms of the instrument or agreement creating, evidencing or governing the same, is expressed to rank in right of payment in priority to the indebtedness evidenced by the Notes.

(at)	“Separation Date” means the earliest of: (i) the Maturity Date; (ii) the acceleration of the time for repayment of the principal amount of the Notes following an Event of Default and expiration of the Remedies Blockage Period, if any; and (iii) the amendment of the special rights and restrictions of the Preferred Shares and Common Shares and of the terms of this Note Indenture to remove the restrictions on the transfer of Preferred Shares, Common Shares and Notes except as part of a Stapled Unit.

(au)	“Series A Notes” are the Notes referred to in Section 2.2(a).

(av)	“Share Election Notice” has the meaning set out in Section 2.6(b).

(aw)	“Share Delivery Date” has the meaning set out in Section 2.6(e)(ii).

(ax)	“Share Payment Amount” means, with respect to a Common Share and/or a Preferred Share, as the case may be, the fair market value of such share as of a date that is within 30 days of the Share Election Notice in respect of such Share Payment Amount determined by an independent investment dealer or other valuer qualified to provide an opinion with respect to such fair market value of such share selected by the Company and acceptable to the Trustee.

(ay)	“Share Payment Election” has the meaning set out in Section 2.6(a).

(az)	“Share Purchase Agreement” has the meaning set out in Section 2.6(e)(ii).

(ba)	“Stapled Unit” means a unit consisting (less, at any time, the number of Preferred Shares redeemed immediately prior to such time), of one Note Receipt, 100 Preferred Shares and one Common Share, as such unit may be reconstituted from time to time.

(bb)	“Subsidiary” means a corporation that is controlled by the Company, that is controlled by the Company and one or more corporations controlled by the Company, or that is controlled by two or more corporations each of which is controlled by the Company, or a corporation which is a Subsidiary of a Subsidiary of the Company, and for such purpose “controlled” shall have the meaning provided in the Company Act (British Columbia).

(bc)	“Successor Entity” has the meaning set out in Section 8.1(a).

(bd)	“Tax Act” means the Income Tax Act (Canada) and the Income Tax Regulations thereunder and any amendments thereto.

(be)	“Transfer” means a transfer in the form and substance of the transfer attached to the Notes.

(bf)	“Trustee” means CIBC Mellon Trust Company or its successor or successors for the time being in the trusts created hereunder.

(bg)	“Voting Shares” means shares of the capital stock of any class of any corporation carrying voting rights under all circumstances, provided that, for the purposes of such definition, shares which only carry the right to vote conditionally on the happening of an event shall not be considered Voting Shares, whether or not such event shall have occurred, nor shall any shares be deemed to cease to be Voting Shares solely by reason of a right to vote accruing to shares of another class or classes by reason of the happening of any such event.
1.2	Interpretation
In this Note Indenture, except as otherwise expressly provided:
(a)	“Note Indenture” means this Note Indenture, as amended, supplemented and in effect from time to time;

(b)	any reference in this Note Indenture to a designated “Article”, “Section”, “subsection”, “paragraph”, “subparagraph”, “schedule” or other subdivision is a reference to the designated Article, Section, subsection, paragraph, subparagraph, schedule or other subdivision of this Note Indenture;

(c)	the recitals hereto are incorporated into and form part of this Note Indenture;

(d)	the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Note Indenture as a whole and not to any particular Article, Section, subsection, schedule or other subdivision of this Note Indenture;

(e)	the division of this Note Indenture into Articles, sections, subsections, schedules and other subdivisions and the provision of headings are for convenience of reference only and shall not affect the interpretation of the provisions to which they relate or of any other provisions hereof;

(f)	words importing the singular number only shall include the plural and vice versa and words importing the use of any gender shall include any other gender, the word “or” is not exclusive and the word “including” is not limiting whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto;

(g)	all dollar amounts are stated and are to be paid in lawful currency of Canada;

(h)	except as set forth in Section 1.4(b), where the time for doing an act falls or expires on a day which is not a business day, the time for doing such act is extended to the next business day; and

(i)	any reference to a statute includes and is a reference to such statute and to the regulations made pursuant thereto in effect on the date of this Note Indenture unless otherwise specifically provided.
1.3	Meaning of “Outstanding”
Every Note certified and delivered by the Trustee hereunder shall be deemed to be outstanding until it shall be cancelled, delivered to the Trustee for cancellation or monies for the payment thereof shall have been set aside under Section 4.6, Section 6.2 or Section 7.2, as the case may be, provided that:
(a)	when a new Note has been issued in substitution for a Note pursuant to Section 2.13 only one of such Notes shall be counted for the purpose of determining the aggregate principal amount of Notes outstanding; and

(b)	for the purposes of any provision of this Note Indenture entitling holders of outstanding Notes to vote, sign consents, requisitions or other instruments or to take any other action under this Note Indenture, Notes owned directly or indirectly, legally or equitably, by the Company or any Subsidiary shall be disregarded except that:
(i)	for the purpose of determining whether the Trustee shall be protected in relying on any such vote, consent, requisition, instrument or other action, only the Notes which the Trustee, after reasonable inquiry, knows are so owned shall be so disregarded; and

(ii)	Notes so owned which have been pledged in good faith other than to the Company or a Subsidiary shall not be so disregarded if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Notes in his discretion free from the control of the Company or any Subsidiary.
1.4	Day Not a Business Day
(a)	Subject to paragraph (b) below, in the event that any day on or before which any action is required to be taken under this Note Indenture is not a business day, then such action shall be required to be taken on or before the requisite time on the next succeeding day that is a business day.

(b)	In the event that any Interest Payment Date is not a business day, then payment of the interest payable on such Interest Payment Date will be made on the next succeeding day that is a business day (and without any interest or other payment in respect of any such delay) except that, if such next succeeding business day is in the next succeeding calendar year, then such payment shall be made on the business day immediately preceding such Interest Payment Date (and without any discount), in each case with the same force and effect as if made on such date.
1.5	Accounting Principles
Whenever in this Note Indenture reference is made to generally accepted accounting principles, such reference shall be deemed to be to the recommendations at the relevant time of the Canadian Institute of Chartered Accountants, or any successor institute, applicable on a consolidated basis (unless otherwise specifically provided or contemplated herein to be applicable on an unconsolidated basis) as at the date on which such calculation is made or required to be made in accordance with generally accepted accounting principles. Where the character or amount of any asset or liability or item of revenue or expense or amount of equity is required to be determined, or any consolidation or other accounting computation is required to be made for the purpose of this Note Indenture, such determination or calculation shall, to the extent applicable and except as otherwise specified herein or as otherwise agreed in writing by the parties, be made in accordance with generally accepted accounting principles applied on a consistent basis.
1.6	Interest Calculation
(a)	Unless otherwise stated, whenever in this Note Indenture reference is made to a rate “per annum” or a similar expression is used, such rate shall be calculated on the basis of a 360 day year of 12 months of 30 days each.

(b)	Subject to Section 2.4, interest payments will be made in an amount equal to the interest accrued from and including the immediately preceding Interest Accrual Date in respect of which interest has been paid or duly made available for payment (or from and including the Issue Date, if no interest has been paid or duly made available for payment), to but excluding the applicable Interest Accrual Date or Maturity Date, as the case may be.
1.7	Governing Law
This Note Indenture shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein and the courts of such province shall have non-exclusive jurisdiction over any dispute hereunder, to which jurisdiction the parties attorn.
ARTICLE 2
THE NOTES
2.1	Issue of Notes
The aggregate principal amount of Notes authorized to be issued under this Note Indenture shall be unlimited. Notes may be issued in series as provided in Section 2.2 and Section 2.18 but only on the terms and subject to the conditions of this Note Indenture; provided that, prior to the Separation Date, no Notes shall be issued except to persons depositing such Notes with the Custodian pursuant to the Note Deposit Agreement in exchange for the issuance of Note Receipts.
2.2	Terms of Series A Notes
(a)	The initial series of Notes shall be designated as “Series A Notes”. The Series A Notes shall be dated as of their Issue Dates, shall mature on the Maturity Date, shall bear interest from and including their Issue Dates at the Interest Rate payable, after as well as before maturity and after as well as before default and judgment, with interest on amounts not paid when due at the same rate, payable on each Interest Payment Date for the Interest Period relating to such Interest Payment Date, shall be redeemable prior to maturity to the extent and in the manner set forth in Article 4, and shall be subordinated to all Senior Indebtedness as provided in Article 5.

(b)	The Series A Notes shall bear interest from and including their Issue dates at the Interest Rate, after as well as before maturity and after as well as before default and judgment. Subject to Section 2.4, interest on amounts not paid when due shall bear interest at the Interest Rate. Subject to Section 2.4, interest will be due on each Interest Payment Date for the Interest Period relating to such Interest Payment Date.

(c)	Series A Notes in the aggregate principal amount of $625,000,000 shall be executed by the Company and, forthwith after such execution, shall be delivered to the Trustee and shall be certified by the Trustee and delivered to or to the order of the Company pursuant to a Written Direction of the Company.

(d)	The Directors may from time to time authorize the issue of Series A Notes (the “Additional Series A Notes”) hereunder in addition to the Series A Notes referred to in paragraph (c) above. Additional Series A Notes shall mature on the same date and bear the same rate of interest as the Series A Notes issued pursuant to paragraph (c) above, but may be limited to such aggregate principal amount, bear such date or dates, be payable at such place or places and in Canadian or such other currency or currencies and contain such other terms or provisions not inconsistent herewith as the Company may determine.

(e)	All Series A Notes, including any Additional Series A Notes, shall be issued in integral units with a principal amount of $8.978806569 per unit.

(f)	Before the issue of any Additional Series A Notes, the Company shall execute and deliver to the Trustee a Certified Resolution of the Directors authorizing the issue of the same.

(g)	When Additional Series A Notes shall have been authorized as aforesaid, the same may from time to time be executed by the Company and delivered to the Trustee and, subject to paragraph (h) below, shall be certified by or on behalf of the Trustee and delivered by it to or to the order of the Company pursuant to a Written Direction of the Company upon receipt by the Trustee of the following:
(i)	a Certified Resolution of the Directors authorizing certification and delivery of a specified principal amount of such Additional Series A Notes; and

(ii)	a written request of the Company for the certification and delivery of such Additional Series A Notes.
(h)	No Additional Series A Notes shall be certified or delivered hereunder if, to the knowledge of the Trustee, an Event of Default shall have occurred and be continuing and shall not have been waived in accordance with Section 6.10.
2.3	Payment of Interest
(a)	Subject to paragraphs (b) and (c) below, and (except at maturity, when interest shall be paid upon the surrender of any series of Notes for payment), the Company shall, at least three days prior to each Interest Payment Date in respect of such series of Notes, cause to be sent by prepaid ordinary mail to each Holder on the Interest Accrual Date corresponding to such Interest Payment Date a cheque or by other transfer of funds by such means as may be considered appropriate by the Trustee for the amount of interest to be paid on the Interest Payment Date (less any Canadian Taxes required by law to be withheld or deducted therefrom) payable to the order of the Holder and addressed to it at its last address or account, as the case may be, appearing on the register, unless the Holder otherwise directs. In the case of joint Holders, the cheque or other such transfer of funds shall be payable or issued to the order of all such joint Holders and addressed to them at the last address or account appearing on the register, as the case may be, unless such joint Holders otherwise direct. If more than one address or account appears on the register in respect of such joint Holders, the cheque or other such transfer of funds, as the case may be, shall be mailed or delivered, as the case may be, to the first address or account so appearing. In the event of non-receipt by the Holder of any cheque or funds for interest, the Company will cause to be issued to the Holder a replacement cheque or other such replacement transfer of funds for like amount upon being furnished with such evidence of non-receipt as it and the Trustee shall reasonably require and upon the Company and the Trustee being indemnified to its satisfaction, acting reasonably.

(b)	The Company may extend the payment of interest by extending the Interest Payment Date in accordance with Section 2.4 and shall be deemed to so defer whenever it fails to pay interest under paragraph (a) or (c).

(c)	The Company may, in its discretion, elect to pay any interest, including Deferred Interest, by making a Share Payment Election in accordance with Section 2.6.
2.4	Deferral of Interest Payment Date
The Company may at any time and from time to time defer the payments of interest payable on any Interest Payment Date for up to 27 consecutive months (a “Deferral Period”) commencing on any particular Interest Payment Date and interest that was otherwise due on such particular Interest Payment Date and such interest that accrues during a Deferral Period is called Deferred Interest. Such right to defer shall be deemed to be exercised whenever the Company fails to pay interest without further or other act by the Company, and this Section 2.4 shall apply whenever Deferred Interest is unpaid for whatever reason. At or prior to the termination of any Deferral Period, the Company may further defer payments of interest by paying, in cash or pursuant to a Share Payment Election, the amount of Deferred Interest payable on the particular Interest Payment Date that is the commencement of a Deferral Period as last extended, thereby extending the commencement of such Deferral Period; provided, however, that no Deferral Period may exceed 27 consecutive months from the commencement of such Deferral Period, as last extended, or extend beyond the Maturity Date or, in the case of a Share Payment Election in respect of the Maturity Amount, the Share Delivery Date in respect of such Maturity Amount (the “Payment Date”). The Company may, at any time during a Deferral Period, commence a new Deferral Period for up to 27 consecutive months, subject to the terms described in this Note Indenture. There may be multiple Deferral Periods of various lengths, each of up to 27 consecutive months, throughout the term of the Notes, but none of the Deferral Periods may extend beyond the Payment Date. During a Deferral Period, interest will accrue but will not compound. All Deferred Interest shall be paid on the Interest Payment Date at the end of such Deferral Period, as last extended and, in any event, no later than the Payment Date. No interest payments will be required to be made during a Deferral Period except at the end thereof, as last extended.

2.5	Notice of Deferral
The Company shall use all reasonable efforts to give the Holders and the Trustee written notice of its initiation of any Deferral Period, and any extensions thereof, at least 21 business days prior to the earlier of: (i) the next succeeding Interest Payment Date; or (ii) the date upon which the Company is required to give notice to any applicable regulatory body or to the Holders on the Interest Accrual Date or Interest Payment Date, in each case with respect to interest payments the payment of which is being deferred. Failure to give such notice shall not affect the validity of the initiation of any Deferral Period.
2.6	Share Payment Election
(a)	The Company may from time to time, in accordance with the provisions hereof, elect (each, a “Share Payment Election”):
(i)	to satisfy its obligation to pay any interest, including Deferred Interest on any Interest Payment Date (an “Interest Amount”), by delivering Common Shares and/or, at the election of the Company, Preferred Shares; or

(ii)	to satisfy its obligation to pay the principal amount of the Notes plus accrued and unpaid interest thereon on the Maturity Date (a “Maturity Amount”), by delivering Common Shares.
(b)	The Company shall make a Share Payment Election by delivering written notice (the “Share Election Notice”) to the Trustee in accordance with this Section 2.6, subject to complying with applicable securities laws and other laws and to obtaining all appropriate regulatory approvals.

(c)	In the case of a Share Payment Election in respect of the payment of an Interest Amount, the Share Election Notice shall include: (i) the aggregate Interest Amount (not exceeding the amount of interest, including Deferred Interest, payable in respect of the Notes on such Interest Payment Date) that is to be paid by the Trustee as the subscription price for Common Shares and/or Preferred Shares; and (ii) the proportion of such Interest Amount that is to be paid by the Trustee for Common Shares and/or Preferred Shares, if any.

(d)	In the case of a Share Payment Election in respect of the payment of a Maturity Amount: (i) the Share Election Notice shall include the aggregate Maturity Amount (not exceeding the principal amount plus accrued and unpaid interest thereon payable in respect of the Notes on the Maturity Date) that is to be paid by the Trustee as the subscription price for Common Shares; and (ii) the Company shall deliver such Share Election Notice during the 120 day period commencing 180 days prior to the Maturity Date.

(e)	Upon receipt of a Share Election Notice:

(i)	The Trustee shall be required to subscribe for and purchase from the Company, on behalf of the Holders of the Notes (or the series of Notes in respect of which such payment is being made, as the case may be), that number of Common Shares and/or Preferred Shares, as the case may be, that is the quotient obtained by dividing the amount of the Interest Amount or the Maturity Amount, as the case may be, by the Share Payment Amount in respect of such Common Shares and/or Preferred Shares, as the case may be.

(ii)	Not later than the Interest Payment Date in respect of which such Share Payment Election is made, or on a date within the period of 120 days commencing 180 days before the Maturity Date designated by the Company in a Share Payment Election in respect of the payment of a Maturity Amount, as the case may be (the “Share Delivery Date”), the Company and the Trustee shall enter into a customary purchase agreement (a “Share Purchase Agreement”) and shall comply with all applicable laws, including the securities laws of Canada and the rules and regulations of any stock exchange on which the Common Shares and/or Preferred Shares, as the case may be, are then listed. The Company shall pay all fees and expenses in connection with the Share Purchase Agreement.

(iii)	On the Share Delivery Date:
A.	The Company shall pay the amount of the Interest Amount or the Maturity Amount, as the case may be, in cash to the Trustee.

B.	The Trustee shall hold the Interest Amount or the Maturity Amount, as the case may be, so paid and apply such amount to the payment of the aggregate Share Payment Amount to be paid for all Common Shares and/or Preferred Shares to be issued on such Share Delivery Date.

C.	Provided that all conditions specified in this Note Indenture and the Share Purchase Agreement to the closing of the sale of Common Shares and/or Preferred Shares thereunder have been satisfied, other than the delivery of the shares to be sold thereunder against payment of the aggregate Share Payment Amount, the Company shall deliver to the Trustee the Common Shares and/or Preferred Shares to be issued on such Share Delivery Date, and a Certificate of the Company to the effect that all conditions precedent to such sales, including those set forth in this Note Indenture and the Share Purchase Agreement, have been satisfied. Notwithstanding anything herein contained, the Company shall in no case be required to deliver fractional Common Shares to the Trustee in respect of any Share Election Notice. If any fractional interest in a Common Share and/or

Preferred Share would, except for the provision of this subparagraph C, be deliverable to the Trustee, the Company shall deliver to the Trustee the next lowest whole number of Common Shares and/or Preferred Shares and nothing in this subparagraph C will be interpreted to entitle the Trustee to any interest, whether legal, beneficial or otherwise, to a number of Common Shares and/or Preferred Shares greater than such next lowest number of Common Shares and/or Preferred Shares.

D.	Upon the receipt of the deliveries specified in subparagraph C. above, the Trustee shall consummate such purchase and the Company shall issue such Common Shares and/or Preferred Shares to the Trustee against payment to the Company by the Trustee of the aggregate Share Payment Amount, less any amount attributable to any fractional Common Share and/or Preferred Share, whereupon the sole right of a Holder of a Note in respect of the Interest Amount or the Maturity Amount, as the case may be, will be to the delivery of such Common Shares and/or Preferred Shares by the Trustee in full satisfaction of such Interest Amount or Maturity Amount, as the case may be, and the Holder of such Note will have no further recourse against the Company in respect of such Interest Amount or Maturity Amount, as the case may be.
(f)	Each Share Election Notice shall provide for the right of the Company, by delivering written notice to the Trustee at any time prior to the consummation of the issue and sale of the Common Shares and/or Preferred Shares that are the subject of such Share Election Notice, to withdraw the Share Payment Election. Such written notice of withdrawal shall have the effect of withdrawing the obligation of the Trustee to subscribe for Common Shares and/or Preferred Shares in respect of such Share Election Notice, and shall obligate the Company to pay in cash the Interest Amount on the Interest Payment Date or the Maturity Amount on the Maturity Date, as applicable.

(g)	The Company shall indemnify and hold harmless the Trustee and the Holders of Notes, and any person who controls any such Holder within the meaning of any applicable securities laws, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any such person in connection with defending or investigating any such action or claim) caused by or arising in connection with any Share Payment Election or any withdrawal thereof, except in each case for any losses, claims, damages or liabilities caused by any such person’s negligence or wilful misconduct. If the indemnification provided for in this paragraph (g) shall be unavailable to an indemnified person or insufficient in respect of any losses, claims, damages or liabilities referred to herein, then the Company shall contribute to the amount paid or payable by such indemnified person as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Company and such indemnified person and any other equitable considerations.
(h)	Notwithstanding the foregoing, the Company may not issue Common Shares and/or Preferred Shares pursuant to a Share Purchase Agreement if, on the Share Delivery Date, the Common Shares are not then listed on a major stock exchange or other quoted market in Canada or the United States or if an Event of Default then exists in respect of the Notes.
2.7	Form and Signatures of Notes
(a)	The Notes shall be issued only as fully registered Notes. The Notes (including the certificate of the Trustee endorsed thereon) shall be substantially in the form set forth in Schedule A hereto. The Notes shall bear such distinguishing letters and numbers and such legends as the Company shall direct and Trustee may approve and may include a translation into the French language.

(b)	The Notes shall be under the seal of the Company (or a reproduction thereof which shall be deemed to be the seal of the Company) and shall be signed (either manually or by facsimile signature) by the Chairman of the Board or the President of the Company together with one of the following: any Vice President, the Secretary, or the Assistant Secretary of the Company. A facsimile signature upon any of the Notes shall, for all purposes of this Note Indenture, be deemed to be the signature of the person whose signature it purports to be and to have been signed at the time such facsimile signature is reproduced; provided, however, that the certification of the Trustee shall not be by facsimile signature. Notwithstanding that any person whose signature, either manual or in facsimile, may appear on a Note is no longer, at the date of this Note Indenture or at the date of such Note or at the date of the certification and delivery thereof, the holder of the office indicated, any such Note shall be valid and binding upon the Company and entitled to the benefits of this Note Indenture.
2.8	Certification
(a)	No Note shall be issued or, if issued, shall be obligatory or shall entitle the Holder to the benefits of this Note Indenture, until it has been certified by or on behalf of the Trustee substantially in the form set out in Schedule A hereto (or in some other form approved by the Trustee). Such certification on any Note shall be conclusive evidence that such Note is duly issued, is a valid obligation of the Company and is entitled to the benefits hereof.

(b)	The certificate of the Trustee signed on the Notes shall not be construed as a representation or warranty by the Trustee as to the validity of this Note Indenture or of the Notes or as to the issuance of the Notes and the Trustee shall in no respect be liable or answerable for the use made of the Notes or any of them or the proceeds thereof. The certificate of the Trustee signed on the Notes shall, however, be a representation and warranty by the Trustee that the Notes have been duly certified by or on behalf of the Trustee pursuant to the provisions of this Note Indenture.
2.9	Notes to Rank Pari Passu
The Notes may be issued in such amounts, to such persons, and on such terms not inconsistent with the provisions of this Note Indenture, at par. Each Note as soon as issued or negotiated, subject to the terms hereof, shall rank pari passu and shall be equally and proportionately entitled to the benefits hereof (except in respect of interest which shall accrue from the Issue Date of each Note and shall not be deemed to accrue from the same date for all Notes), without discrimination, preference or priority whatever, as if all of the Notes had been issued and negotiated simultaneously.
2.10	Registration of Notes
(a)	The Company shall, at all times while any Notes are outstanding, cause to be kept at the principal office of the Trustee in the City of Vancouver and in such other place or places and by the Trustee or such other registrars, if any, as the Company with the approval of the Trustee may designate, registers (“register(s)”) in which shall be entered the names and addresses of the Holders and particulars of the Notes held by them respectively and of all transfers of Notes. No transfer of a Note shall be valid unless made by the Holder or his executors or administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Trustee, upon compliance with such requirements as the Trustee may prescribe, and unless such transfer shall have been duly entered on one of the appropriate registers or noted on such Note by the Trustee or other registrar.

(b)	The registers hereinbefore referred to shall at all reasonable times be open for inspection by the Company, the Trustee or any Holder. Every registrar (including the Trustee) shall from time to time when requested so to do by the Company, the Trustee or any Holder, furnish the Company, Trustee or such Holder with a list of the names and addresses of Holders entered on the register or registers kept by such registrar and showing the principal amount and serial numbers of the Notes held by each such Holder.

(c)	The Holder of a Note may at any time and from time to time have such Note transferred at any of the places at which a register is kept pursuant to the provisions of this Section 2.10, by surrendering the certificate for such Note together with a duly executed Transfer and complying with such reasonable regulations as the Trustee and/or other registrar may prescribe.

(d)	Neither the Company nor the Trustee shall be required to transfer or exchange any Notes on any Interest Accrual Date.

(e)	None of the Trustee, any other registrar or the Company shall be charged with notice of or be bound to see to the execution of any trust, whether expressed, implied or constructive, with respect to any Note and the Trustee, any other registrar or the Company may transfer any Note on the direction of the Holder thereof, whether named as trustee or otherwise, as though that person were the beneficial owner thereof.

(f)	Except in the case of the register required to be kept at the Trustee’s principal office in the City of Vancouver, the Company with the approval of the Trustee may at any time close any register upon which the registration of any Note appears and transfer the records thereof to another existing register or to a new register and thereafter such Notes shall be deemed to be registered on such existing or new register, as the case may be. Notice of such transfer shall be given to the Holders of such Notes.
2.11	Persons Entitled to Payment
(a)	The Holder for the time being of any Note shall be entitled to the principal monies, and interest evidenced by such Note, free from all equities or rights of set-off or counterclaim between the Company and the original or any intermediate Holder thereof and all persons may act accordingly and a transferee of a Note shall, after an appropriate form of Transfer is lodged with the Trustee or other registrar and upon compliance with all other conditions in that behalf required by this Note Indenture or by any conditions contained in such Note or by law, be entitled to be entered on any of the appropriate registers as the owner of such Note free from all equities or rights of set-off or counterclaim between the Company and his transferor or any previous Holder thereof, save with respect to equities of which the Company is required to take notice by statute or by order of a court of competent jurisdiction.

(b)	Delivery by the Company to a Holder of a Note of, or the receipt of such Holder for, the principal monies and interest evidenced by such Note, respectively, shall be a good discharge to the Company, which shall not be bound to enquire into the title of such Holder, save as ordered by a court of competent jurisdiction or as required by statute. Neither the Company, the Trustee nor any registrar shall be bound to see to the execution of any trust affecting the ownership of any Note nor be affected by notice of any equity that may be subsisting with respect thereto.

(c)	In the case of the death of one or more joint Holders, the principal monies of, and interest on any Notes may be paid to the survivor or survivors of such joint Holders whose receipt thereof shall constitute a valid discharge to the Trustee, any registrar, the Company and any paying agent.

2.12	Withholding or Deduction of Canadian Taxes
(a)	As between each Holder and the parties hereto, the Holder shall be liable for all Canadian Taxes which may become payable by, on behalf of, or for the account of such Holder in respect of such Holder’s Subordinate Notes.

(b)	The Trustee and the Company shall provide the other with all the information in its possession necessary for the Company or the Trustee to determine the amount of withholding taxes levied under Part XIII of the Tax Act (Canada) and includes and similar Canadian Taxes hereafter levied in addition to or in substitution therefor, and penalties or interest in respect thereof (“Withholding Taxes”) to be remitted on behalf of each non-resident Holder and to otherwise perform its obligations under this Section 2.12.

(c)	The Company and the Trustee shall be entitled to deduct and withhold, from any payment of interest on a Subordinate Notes that is not made pursuant to a Share Payment Election (a “Cash Interest Payment”), the amount of Withholding Taxes in respect of such Cash Interest Payment.

(d)	If the Company makes a Cash Interest Payment which is substantially contemporaneous with the issue and delivery of Common Shares and/or Preferred Shares pursuant to a Share Payment Election in respect of an Interest Amount (a “Non-cash Interest Payment”), the Trustee shall withhold from the Cash Interest Payment the amount of Withholding Tax applicable to both the Cash Interest Payment and the Non-cash Interest Payment to the extent such amount has not been withheld by the Company. If a Non-cash Interest Payment is made without a contemporaneous Cash Interest Payment in an amount sufficient to pay all Withholding Tax in relation to such Non-cash Interest Payments or in any other case, if the Company or, the Trustee shall receive a demand for or be obliged (on behalf of the Company or otherwise) to withhold and remit any Withholding Tax from or in respect of a payment to be made or credited to, on behalf of or for the account of a non-resident Holder, the Company shall make arrangements satisfactory to the Trustee whereby the Company shall pay to the Trustee on behalf of such non-resident Holder such amount as is equal to the Withholding Tax required to be withheld and remitted by the Trustee, together with such additional amount equal to the Withholding Tax that is, or may be with the passage of time, required to be withheld and remitted upon the amount so paid by the Company to the Trustee on behalf of such non-resident holder prior to the time required for remittance of such Withholding Tax to the applicable government authorities, and such non-resident Holder shall be liable to pay the Company any such amount paid by the Company to the Trustee. Any amount paid or deemed to be paid on behalf of a non-resident Holder by the Company or the Trustee pursuant to this Section 2.12 shall bear interest at the prime rate published from time to time by The Toronto-Dominion Bank (or any successor thereto) (or if at any time a prime rate is not published by such bank, a rate published by a financial institution selected by the Company) plus two per cent per annum, calculated daily and compounded monthly from the date of payment or deemed payment. The Trustee shall maintain a separate register showing the amount owing by each such non-resident Holder to the Company, and shall give notice to each such non-resident Holder of the amount owing by such non-resident Holder to the Company each time there is change in the amount owing arising other than from the accrual of interest. The Trustee may withhold any such amount owing by a non-resident Holder from any concurrent or subsequent payment that would, were it not for such withholding, have been actually made to such non-resident Holder and shall pay such amounts withheld to the Company who shall apply such amounts so received by the Company to reimburse the Company for amounts paid or deemed to have been paid by it pursuant to this Section 2.12 and interest thereon as provided in this Section 2.12.
(e)	Any amount withheld by the Trustee on account of Withholding Tax, including all such amounts paid or deemed to be paid on behalf of a non-resident Holder by the Company pursuant to this Section 2.12, shall be remitted by the Trustee to the appropriate government authorities within the time required by law and evidence thereof shall be delivered to the Company forthwith thereafter.

(f)	The obligation of a non-resident Holder to pay to the Company all amounts owing pursuant to subsection 2.12(d) shall survive the sale or transfer of any or all of the non-resident Holder’s Subordinate Notes to any other party. The obligation of a non-resident Holder to pay the Company all amounts owing under subsection 2.12(d) is a personal obligation of the non-resident Holder and shall not be assumed by or deemed to be assumed by any subsequent transferee of the Subordinate Note Receipt held by such non-resident Holder.

(g)	The Trustee shall be entitled to withhold delivery of certificates in respect of Subordinate Notes, Common Shares and/or Preferred Shares to which a transferee of Subordinate Notes may be entitled until all amounts owing pursuant to subsection 2.12(d) have been paid.
2.13	Mutilation, Loss, Theft or Destruction
In case any of the Notes issued thereunder shall be mutilated or be lost, stolen or destroyed, the Company, in its discretion, may issue, and thereupon the Trustee shall certify, a new Note upon surrender and cancellation of the mutilated Note, or in the case of a lost, stolen or destroyed Note, in lieu of and in substitution for the same, and the substituted Note shall be in a form approved by the Trustee and shall be entitled to the benefits of this Note Indenture equally with all other Notes issued or to be issued thereunder without preference or priority one over another. In case of loss, theft or destruction, the applicant for a substituted Note shall furnish to the Company and the Trustee such evidence of such loss, theft or destruction as shall be satisfactory to them in their discretion and shall also furnish an indemnity and surety bond satisfactory to them in their discretion. The applicant shall pay all charges and expenses incidental to the issuance of any substituted Note, including charges and expenses of the Company and the Trustee.

2.14	Exchanges of Notes
(a)	Notes of any denomination may be exchanged for Notes of any other authorized denomination or denominations, any such exchange to be for Notes of an equivalent aggregate principal amount. Any exchange of Notes may be made at the offices of the Trustee or at the offices of any registrar where registers are maintained for the Notes pursuant to the provisions of Section 2.10. Any Notes tendered for exchange shall be surrendered to the Trustee or appropriate registrar and shall be cancelled.

(b)	Upon the occurrence of an Exchange Tax Event, the Company shall have the right to exchange any series of Notes for a new series of Notes, in whole but not in part, on not less than 30 days and not more than 60 days prior written notice to the Holders of such Notes. If an Exchange Tax Event has occurred and the matters referred to in the opinion of counsel relating thereto are continuing, the Company, within the 90 day period from the date of such Exchange Tax Event, shall take such ministerial action, such as filing a form or making an election, or shall pursue some other reasonable measure, in each case which has no adverse effect on the Company or the Holders (such action or other measure being referred to in this Note Indenture, collectively, as a “Ministerial Action”), as may be appropriate to avoid the adverse effects of such Exchange Tax Event. If within such 90 day period the Company is unable to avoid the adverse effects of the matters referred to in the opinion of counsel relating to such Exchange Tax Event through such Ministerial Action, at any time during which such Exchange Tax Event is continuing after the expiration of such 90 day period the Company may exchange any series of Notes for a new series of Notes as provided in this paragraph (b). The new series of Notes shall be identical in all respects to the series of Notes to be exchanged, except that the Company will not be entitled to elect to pay interest on, or the principal amount of, the new series of Notes by delivering Common Shares and/or Preferred Shares pursuant to a Share Payment Election.

(c)	Except as herein otherwise provided, upon any exchange of Notes of any denomination for other Notes and upon any transfer of Notes, the Trustee or other registrar may make a sufficient charge to reimburse it for any stamp or security transfer taxes or other governmental charge required to be paid and, in addition, a reasonable charge for its services and payment of the said charge shall be made by the party requesting such exchange or transfer as a condition precedent thereto.

(d)	Notwithstanding the foregoing provisions of this Section 2.14, no charge shall be made to a Holder thereunder for any exchange or transfer of any Note applied for within a period of 30 days from the date of this Note Indenture.

2.15	Transfer
Subject to Section 2.10 the Notes may be resold, distributed or transferred by the Holder at any time subject always to any applicable laws and required regulatory approvals, including, without limitation, applicable securities laws which restrict the sale and distribution of the Notes.
2.16	Option of Holder as to Place of Payment
Except as herein otherwise provided, all sums which may at any time become payable, whether at maturity or on a declaration or otherwise, on account of any Note or any interest shall be payable at the option of the Holder at any of the places at which the principal of and interest on such Note-are payable.
2.17	Trustee Not Bound to Make Enquiries
The Trustee, prior to the certification and delivery of any Notes, under any of the provisions of this Article 2, shall not be bound to make any enquiry or investigation as to the correctness of the matters set out in any of the resolutions, opinions, certificates or other documents required by the provisions of this Note Indenture, but shall be entitled to accept and act upon the said resolutions, opinions, certificates and other documents. The Trustee may nevertheless, in its discretion, require further proof in cases where it receives a Noteholder’s Request or where it deems further proof desirable.
2.18	Creation and Issue of Additional Notes
(a)	Subject to paragraph (g), the Directors may from time to time authorize the creation of one or more series of Additional Notes hereunder. Additional Notes of any series may be limited to such aggregate principal amount and bear such rate or rates of interest (subject to paragraph (b) below), and mature on such date or dates (subject to Section 2.19), and contain such other terms or provisions not inconsistent herewith as the Company may determine.

(b)	All Additional Notes shall be issued in integral denominations with a principal amount and rate of interest that results in an interest entitlement per unit of $1.077456788 per annum, or multiples thereof.

(c)	Before the issue of any Additional Notes, the Company shall execute and deliver to the Trustee an indenture supplemental hereto for the purpose of establishing the terms thereof and the forms and denominations in which they may be issued, together with a certified resolution of the directors of the Company authorizing the same, and the Trustee shall execute and deliver such supplemental indenture pursuant to Article 12.

(d)	When a new series of Additional Notes shall have been authorized as aforesaid the same may from time to time be executed by the Company and delivered to the Trustee and, subject to paragraph (d) below and Section 2.1, shall be certified by or on behalf of the Trustee and delivered by it to or upon the written order of the Company upon receipt by the Trustee of the following:
(i)	a certified resolution of the directors of the Company authorizing certification and delivery of a specified principal amount of such series of Notes; and

(ii)	a written request of the Company for the certification and delivery of such Notes.
(e)	No Additional Notes shall be certified or delivered hereunder if, to the knowledge of the Trustee, an Event of Default shall have occurred and be continuing and shall not have been waived in accordance with Section 6.10.

(f)	No Additional Notes shall be issued hereunder except in connection with the issuance of additional Stapled Units.

(g)	Prior to the Separation Date, the Company shall not authorize the creation of Additional Subordinate Notes unless immediately after such issue:
(i)	the Maturity Date of the Additional Subordinate Notes and all outstanding Subordinate Notes is the same; and

(ii)	the person or persons to whom such Additional Subordinate Notes are to be issued enter into an agreement supplemental to this Agreement by which such person agrees to deposit such Additional Subordinate Notes with the Custodian pursuant to the Note Deposit Agreement and receive, as evidence of such deposit, Note Receipts; and

(iii)	such Additional Subordinate Notes are deposited with the Custodian pursuant to the agreement referred to in (ii) above.
2.19	Extension of Maturity Date
In the event that any Additional Notes created pursuant to Section 2.18 mature on a date later than the then existing Maturity Date, the Maturity Date for all outstanding Notes shall be extended to such later date; provided that in no event shall the Maturity Date be so extended past August 31, 2048.

ARTICLE 3
COVENANTS OF THE COMPANY
3.1	Positive Covenants
The Company hereby covenants and agrees with the Trustee for the benefit of the Trustee and the Holders that so long as any Notes remain outstanding it will:
(a)	duly and punctually pay and cause to be paid to the Holders the principal and any interest accrued thereunder at the dates and places, in the currency and in the manner prescribed herein;

(b)	maintain its corporate existence and carry on and conduct its business in a proper, efficient and business-like manner and in accordance with good business practice and will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence;

(c)	keep proper books of account in accordance with generally accepted accounting principles;

(d)	furnish the Trustee with copies, and will provide directly, to each Holder requesting same, all interim financial statements furnished by the Company to its shareholders and annual audited consolidated financial statements, and the report, if any, of the Company’s auditors thereon; the Trustee shall have no obligation to review or analyze any of the financial statements furnished to the Trustee;

(e)	notify the Trustee immediately upon obtaining knowledge of any Event of Default hereunder;

(f)	give to the Trustee notice, including reasonable particulars, of any action, suit or proceeding, to the knowledge of the Company, pending against or affecting the Company before any court or before any governmental department, commission or agency or arbitrator in Canada or elsewhere, which could result in any material adverse change in the business, or the operation, prospects or assets or in the condition, financial or otherwise, of the Company;

(g)	Within 120 days after the end of each financial year of the Company (and in any event within 12 months after the date hereof and thereafter within 12 months after the date of the latest such certificate) and at any other time if requested by the Trustee, the Company shall furnish the Trustee with a Certificate of the Company, certifying that after reasonable investigation and inquiry the Company has complied with all covenants, conditions or other requirements contained in this Note Indenture, the non-compliance of which would, with the giving of notice, lapse of time or otherwise, constitute an Event of Default hereunder, or if such is not the case, setting forth with reasonable particulars the circumstances of any failure to comply and steps taken or proposed to be taken to eliminate such circumstances and remedy such Event of Default, as the case may be; and

(h)	do, observe and perform or cause to be done, observed or performed all of the material obligations of the Company under all material agreements, leases, contracts and indentures and all material matters necessary to be done, observed or performed whether under any law or regulation of Canada, any province thereof, or any foreign country, or any municipality therein, or otherwise, in each case where non-compliance might give rise to a material adverse effect on the business or financial condition of the Company.
3.2	Limitation on Transactions During Deferral Period or Event of Default
If the Company shall exercise its right to defer payment of interest as provided in Section 2.4, so long as the Deferral Period with respect thereto shall be continuing, or there shall have occurred and is continuing an Event of Default, then: (a) the Company shall not declare or pay dividends on, or make a distribution with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its shares (other than: (i) as a result of an exchange or conversion of any class or series of the Company’s shares or rights to acquire such shares for any other class or series of the Company’s shares or rights to acquire such shares; (ii) the purchase of fractional interests in the Company’s shares pursuant to the conversion or exchange provisions of such shares or the security being converted or exchanged; (iii) dividends or distributions made on the Company’s shares or rights to acquire such shares with the Company’s shares or rights to acquire such shares; or (iv) dividends or distributions upon, or redemptions, purchases or acquisitions of, shares of the Company held by wholly-owned Subsidiaries of the Company); and (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities or indebtedness for borrowed money (excluding, for the avoidance of any doubt, Senior Indebtedness, in respect of which such payments, repayments, repurchases and redemptions may be made) issued or incurred by the Company that rank pari passu with or junior to the Notes.
3.3	Trustee May Perform Covenants
If the Company fails to perform any covenant on its part herein contained, the Trustee may in its discretion, but (subject to Section 6.9) need not, notify the Holders of such failure or itself may perform any of said covenants capable of being performed by it and, if any such covenant requires the payment or expenditure of money, it may make such payment or expenditure with its own funds, or with money borrowed by or advanced to it for such purposes, but shall be under no obligation to do so and all sums so expended or advanced shall be repayable by the Company in the manner provided in Section 3.4, but no such performance or payment shall be deemed to relieve the Company from default hereunder.
3.4	To Pay Trustee’s Remuneration
The Company will pay the Trustee’s reasonable remuneration for its services hereunder and will repay to the Trustee on demand all monies which shall have been paid by the Trustee in and about the execution of the trusts hereby created with interest at the rate charged by the Trustee on overdue accounts from 30 days after the date of the invoice from the Trustee to the Company with respect to such expenditure until repayment, and such monies and the interest thereon, including the Trustee’s remuneration, may be retained by the Trustee and paid out of any funds coming into the possession of the Trustee in priority to any payment in respect of any of the Notes or interest thereon. The said remuneration shall continue to be payable until the trusts hereof be finally wound up and whether or not the trusts of this Note Indenture shall be in course of administration by or under the direction of a court.
ARTICLE 4
PURCHASE AND REDEMPTION OF NOTES
4.1	Purchase of Notes by Company
The Company may, at any time and from time to time, purchase Notes in the market, including prior to the Separation Date by purchasing Stapled Units, (which will include the purchase from or through an investment dealer or a firm holding membership in a recognized stock exchange) or by tender or private contract at any price.
4.2	Redemption of Notes by the Company
     The Notes shall not be redeemable at the option of the Company prior to, but shall be redeemable in whole, but not in part, in the period commencing 180 days prior to the Maturity Date and ending on the Maturity Date, provided that no Notes may be redeemed while any Senior Indebtedness is outstanding. The Company will, at least 15 days before the date on which the notice of redemption is required to be given, notify the Trustee in writing of its intention to redeem the Notes.
4.3	Notice of Redemption
Notice of intention to redeem the Notes shall be given by or on behalf of the Company in the following manner:
(a)	notice of intention to redeem the Notes shall be given to the Holders in the manner provided in Section 10.3 or by circular sent postage prepaid, addressed to the Holder at his last address appearing upon one of the registers maintained in respect thereof and mailed not less than 30 days and not more than 60 days prior to the date specified for redemption; provided always that the accidental omission to mail any such letter or circular to or the non-receipt of any such letter or circular by any such Holder shall not invalidate or otherwise prejudicially affect the redemption of such Notes;

(b)	the notice of redemption shall specify the redemption date, the redemption price and places of payment, and state that in case the Notes are not presented for redemption on such redemption date, all interest thereon shall cease from and after the said date.
4.4	Notes Due on Redemption Dates
Notice having been given as aforesaid, all the Notes shall thereupon be and become due and payable at the redemption price, on the redemption date specified in such notice, at any of the places where the principal of such Notes is expressed to be payable, in the same manner and with the same effect as if it were the Maturity Date, anything therein or herein to the contrary notwithstanding, and from and after such redemption date, if the moneys necessary to redeem the Notes shall have been deposited as provided in Section 4.6 and the Trustee shall have been furnished with affidavits or other proof satisfactory to it as to the publication and/or mailing of such notices, interest on the said Notes shall cease and coupons for interest to accrue after such redemption date on said Notes shall become void. In case any question shall arise as to whether any notice has been given as above provided and such deposit made, such question shall be decided by the Trustee, whose decision shall be final and binding upon all parties in interest.
4.5	Deposit of Redemption Moneys
The Company shall provide for every redemption by irrevocably depositing with the Trustee or any paying agent to the order of the Trustee in trust for the Holders of the Notes, before the redemption date specified in the notice of redemption, such sums as may be sufficient to pay the redemption price of the Notes, including accrued interest on the Notes to the date fixed for redemption. The Company shall also deposit with the Trustee if required by it a sum sufficient to pay any charges or expenses which may be incurred by the Trustee in connection with such redemption. From the sums so deposited the Trustee shall pay or cause to be paid to the holders of the Notes, upon surrender of such Notes, the principal and interest to which they are respectively entitled on redemption.
4.6	Failure to Surrender Notes Called for Redemption
In case the Holder of any Note shall fail, within 30 days after the date fixed for redemption, to surrender his Notes, or shall not within such time accept payment of the other redemption moneys payable in respect thereof and give such receipt therefor, if any, as the Trustee may require, such redemption moneys shall be set aside in trust for such Holder, at such rate of interest as the depositary may allow, either in the deposit department of the Trustee or in a separate account maintained at the principal bankers for the Company and such setting aside shall for all purposes be deemed a payment to the Holder of the Note of the sum so set aside, and to that extent said Notes shall thereafter not be considered as outstanding hereunder and the Holder of the Note shall have no other right except to receive payment out of the moneys so paid and deposited, upon surrender and delivery up of his Notes, of the redemption price of such Notes plus such interest thereon, if any, as the depositary may allow.

4.7	Cancellation of Notes
All Notes purchased or redeemed by the Company under the provisions of this Article 4 shall be forthwith delivered to and cancelled by the Trustee and no Notes shall be issued in substitution therefor.
4.8	Surrender of Notes for Cancellation
If the principal moneys due upon any Notes issued hereunder shall become payable by redemption or otherwise before the Maturity Date, the person presenting such Notes for payment must surrender the same for cancellation, the Company nevertheless paying the interest accrued and unpaid thereon if the date fixed for payment is not an Interest Payment Date. All Notes and coupons which shall have been delivered to and cancelled by the Trustee shall be destroyed by the Trustee and, if required by the Company, the Trustee shall furnish to it a destruction certificate setting forth the numbers and denominations of the Notes and coupons so destroyed.
ARTICLE 5
SUBORDINATION OF THE NOTES
5.1	Agreement to Subordinate
(a)	The Company covenants and agrees, and each Holder of a Note, by his acceptance thereof, likewise agrees, that the payment of the principal of and interest on the Notes and all other amounts payable pursuant to this Note Indenture are hereby expressly subordinated, subject and junior, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all Senior Indebtedness.

(b)	Nothing contained in this Article 5 is intended to or shall restrict the Company from incurring additional indebtedness or from mortgaging, pledging or otherwise charging its undertaking, property or assets to secure any indebtedness or liability.
5.2	Distribution on Insolvency or Winding-Up
(a)	Upon any dissolution, winding-up, liquidation, reorganization or other similar proceedings relative to the Company or its property or assets, resulting from bankruptcy, insolvency, involuntary reorganization or receivership proceedings or upon an assignment for the benefit of creditors or other marshalling of the assets and liabilities of the Company for the benefit of creditors:
(i)	the holders of all Senior Indebtedness will first be entitled to receive payment in full of the principal thereof, premium, if any, interest due thereon, and all other amounts payable in respect of Senior Indebtedness before the Holders are entitled to receive any payment on account of the principal of, premium, if any, or interest on, the Notes;

(ii)	any payment by, or distribution of assets of, the Company of any kind or character, whether in cash, property or securities (other than securities of the Company or any other corporation provided for by a plan of reorganization or arrangement the payment of which is subordinate, at least to the extent provided in this Article 5 with respect to the Notes, to the payment of all Senior Indebtedness, provided that (1) all Senior Indebtedness is assumed by the new corporation, if any, resulting from such reorganization or arrangement and (2) the rights of the holders of Senior indebtedness are not altered adversely by such reorganization or arrangement (“Excluded Securities”)), to which the Holders or the Trustee would be entitled except for the provisions of this Article 5, will be paid or delivered by the person making such payment or distribution, whether a trustee in bankruptcy, a receiver, a receiver-manager, an assignee for benefit of creditors, a liquidator or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each such holder to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Indebtedness;

(iii)	subject to Section 5.6, if, notwithstanding the foregoing, any payment by, or distribution of assets of, the Company of any kind or character, whether in cash, property or securities (other than Excluded Securities), which is provided in subparagraphs (i) or (ii) above to be paid to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, is received by the Trustee or the Holders before all Senior Indebtedness is paid in full, such payment or distribution, unless received by the Trustee or the Holders prior to the commencement of an event resulting in a payment or distribution as contemplated in this Section 5.2 and held by the Trustee under this Note Indenture, will be held in trust for the benefit of, and will be paid over to the holders of such Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably as aforesaid, for application to the payment of all Senior Indebtedness remaining unpaid until such Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Indebtedness;

(iv)	each Holder of one or more Notes, by his acceptance thereof, authorizes the Trustee to take such steps as may be necessary or appropriate to entitle the holder or holders of Senior Indebtedness to receive payment or distribution from the trustee in bankruptcy, receiver, receiver-manager, assignee for benefit of creditors, or other liquidating agent making such payment or distribution, all to the extent necessary to provide for payment of all Senior Indebtedness in full, in money or money’s worth, in priority to any payment of the indebtedness represented by the Notes as hereinabove provided; and

(v)	whenever all Senior Indebtedness shall have been paid in full, in money or money’s worth, the Holders of Notes shall be entitled to receive payment or distribution from the trustee in bankruptcy, receiver, receiver-manager, assignee for the benefit of the creditors, or other liquidating agent making such payment or distribution, of the assets available for purposes of such payment or distribution.
(b)	In the event of any payment or distribution of assets of the Company referred to in this Article 5, the Trustee and the Holders of the Notes shall be entitled to rely upon a certificate of the trustee in bankruptcy, receiver, receiver-manager, assignee for benefit of creditors or the liquidating agent making such payment or distribution, delivered to the Trustee or to the Holders of Notes, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 5. The Trustee, however, shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and neither the Trustee nor any Holders of Notes shall be liable to any such holder of Senior Indebtedness if the Trustee shall mistakenly pay over or distribute to Holders of Notes or the Company or any other person, moneys or assets to which any holders of Senior Indebtedness shall be entitled by virtue of Article 5 of this Note Indenture or otherwise.
5.3	Subrogation of Notes
Subject to the payment in full of all Senior Indebtedness, the Holders shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments and distributions of assets of the Company in respect of and on account of Senior Indebtedness, to the extent of the application thereto of moneys or other assets which would have been received by the Holders but for the provisions of this Article 5, until the principal of and interest on the Notes shall be paid in full. No payment or distribution of assets of the Company to the Holders which would be payable or distributable to the holders of Senior Indebtedness pursuant to this Article 5 shall, as between the Company, its creditors (other than the holders of Senior Indebtedness) and the Holders, be deemed to be a payment by the Company to or on account of the Holders, it being understood that the provisions of this Article 5 are, and are intended, solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior

Indebtedness, on the other hand. Nothing contained in this Article 5 or elsewhere in this Note Indenture is intended to or shall impair, as between the Company and its creditors (other than the holders of Senior Indebtedness and the Holders), the obligation of the Company, which is unconditional and absolute, to pay to the Holders the principal of and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the Holders and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the Holder of any Note from exercising all remedies otherwise permitted by applicable law upon default under this Note Indenture, subject to the rights, if any, under this Article 5, of the holders of Senior Indebtedness upon the exercise of any such remedy.
5.4	No Payment to Holders if Event of Default under Senior Indebtedness
(a)	Nothing contained in this Article 5 or elsewhere in this Note Indenture shall affect the obligation of the Company to make, or prevent the Company from making, any payment of principal of or interest on the Notes, except that, other than as contemplated by Section 5.2, the Company shall not, until all payments to holders of Senior Indebtedness contemplated pursuant to subparagraph (i) below have been made (but may do so thereafter, or if no payment is required thereunder), make any such payment:
(i)	at any time during the pendency of any dissolution, winding-up, liquidation, reorganization or other similar proceedings relating to the Company or its property or assets as specified in Section 5.2; or

(ii)	if such payment would be prohibited under paragraph (b) below.
The fact that any such payment is prohibited by this Section 5.4 shall not prevent the failure to make such payment from being an Event of Default hereunder.
(b)	Except as hereinafter otherwise provided in paragraphs (c) and (d) below and in Sections 5.2 and 5.6, the Company shall not make any payment on the Notes or, if directed in writing by the holders, (including, for this purpose, the trustee or trustees for the holders) of at least 50% of the aggregate principal amount of Designated Senior Indebtedness outstanding at the time of such approval, (such holders herein called “Approving Holders”) on any other indebtedness or liabilities of the Company other than Designated Senior Indebtedness and other than such indebtedness and liabilities, if any, approved by the Approving Holders, and the Trustee shall not be entitled to receive, retain or make any payments on account or of the indebtedness represented by the Notes or to demand, institute proceedings for the collection of, or receive any payment or benefit (including without limitation by compensation, set-off, combination of accounts or realization of security or otherwise in any manner whatsoever) on account of indebtedness represented by the Notes (i) in a manner inconsistent with the terms (as they exist on the date hereof) of this Note Indenture, or (ii) at any time when an event of default, as defined in any Senior Indebtedness or any instrument evidencing the same and permitting the holders thereof to accelerate the maturity thereof, has occurred and is continuing, or an event which, with the giving of notice or passage of time would constitute such an event of default has occurred and is continuing, and notice has been given in accordance with the terms of such Senior Indebtedness or instrument in respect of such event of default by or on behalf of the holders of Senior Indebtedness to the Company and the Trustee, in each case unless and until such Senior Indebtedness has been paid and satisfied in full or unless and until such event of default shall have been cured or waived or shall have ceased to exist.
(c)	Nothing contained in this Article 5 or elsewhere in this Note Indenture or in any of the Notes shall be construed so as to prevent the Trustee from receiving, retaining and making any payments on account of Notes which are made (i) in a manner that is consistent with the terms of this Note Indenture and (ii) at any time when no event of default, as defined in any Senior Indebtedness or the instrument creating the same and permitting the holders thereof to accelerate the maturity thereof, or an event which, with the giving of notice or passage of time would constitute such an event of default has occurred and is continuing, in respect of which notice has been given by or on behalf of the holders of Senior Indebtedness to the Company and the Trustee.

(d)	Nothing contained in this Article 5 or elsewhere in this Note Indenture or in any of the Notes shall be construed so as to prevent the payment or distribution of Excluded Securities to the Holders.
5.5	Authorization of Holders to Trustee to Effect Subordination
Each Holder of a Note, by his acceptance thereof, authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effect the subordination provided for in this Article 5 and appoints the Trustee his attorney-in-fact for any and all such purposes. Upon request of the Company, and upon being furnished with a Certificate of the Company stating that one or more named persons are holders of Senior Indebtedness, or the representative or representatives of such holders, or the trustee or trustees under which any instruments evidencing such Senior Indebtedness may have been issued, and specifying the nature of such Senior Indebtedness, the Trustee shall enter into a written agreement or agreements with the Company and the person or persons named in such Certificate of the Company, substantially in the form attached as Schedule B hereto or in such other form as may be acceptable to the Trustee, in its sole discretion, providing that such person or persons are entitled to all the rights and benefits of this Article 5 as the holder or holders, representative or representatives, or trustee or trustees of the Senior Indebtedness specified in such Certificate of the Company and in such agreement. Such agreement shall be conclusive evidence that the indebtedness specified therein is Senior Indebtedness. Nothing herein shall impair the rights of any holder of Senior Indebtedness who has not entered into such an agreement.

5.6	Knowledge of Trustee
Notwithstanding the provisions of this Article 5 or any provisions of this Note Indenture or of the Notes, the Trustee shall not be charged with knowledge of the existence of any Senior Indebtedness or of the terms of any default in the payment thereof or occurrence of an event of default in respect thereof or of the terms of any instrument evidencing Senior Indebtedness, and the Trustee shall be entitled to assume that no such event of default has occurred or that no such facts exist, unless and until the Trustee shall have received written notice thereof from the Company or shall have received notice in the manner prescribed by the terms of such Senior Indebtedness or instrument for declaring any such event of default and giving notice thereof, from a trustee or other authorized representative of, or the specified number or percentage of, the holders of any such Senior Indebtedness, and, with respect to any money which may at any time be received by the Trustee in trust pursuant to any provision of this Note Indenture, unless and until such written notice has been received, nothing in this Note Indenture shall prevent the Trustee from applying such money to the purposes for which the same was so received, notwithstanding the occurrence or continuance of such default or the existence of such facts with respect to such Senior Indebtedness.
5.7	Trustee May Hold Senior Indebtedness
The Trustee is entitled to all the rights set forth in this Article 5 with respect to any Senior Indebtedness at the time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Note Indenture deprives the Trustee of any of its rights as such holder.
5.8	Rights of Holders of Senior Indebtedness Not Impaired
No right of any present or future holder of any Senior Indebtedness to enforce the subordination herein will at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any non-compliance by the Company with the terms, provisions and covenants of this Note Indenture, regardless of any knowledge thereof any such holder may have or otherwise be charged with.
5.9	Altering the Senior Indebtedness
The holders of Senior Indebtedness have the right to extend, renew, modify or amend the terms of the Senior Indebtedness or any security thereof and to release, sell or exchange such security and otherwise to deal freely with the Company, all without notice to or consent of the Holders and without affecting the liabilities and obligations of the parties to this Note Indenture or the Holders.

ARTICLE 6
DEFAULT
6.1	Events of Default
It shall be an Event of Default if:
(a)	the Company makes default in repayment, in cash or pursuant to a Share Payment Election, of the principal amount of the Notes, any series of Notes or any Note when due, whether on the Maturity Date, upon redemption, by acceleration on default or otherwise; provided that a valid extension by the Company of the Maturity Date in accordance with Section 2.19 of this Note Indenture shall not constitute a default in the repayment of principal;

(b)	the Company makes default in payment, in cash or pursuant to a Share Payment Election; of any interest on the Notes, any series of Notes, or any Note when such interest becomes due and payable, and such default continues for a period of 30 days; provided that a deferral of the Interest Payment Date for such Notes in accordance with Section 2.4 of this Note Indenture shall not constitute a default in the payment of interest for this purpose unless such failure to pay interest continues beyond the end of the Deferral Period in respect thereof, as last extended;

(c)	an event of default, as defined in any indenture or instrument under which the Company or any material Subsidiary of the Company has at the formal date of this Note Indenture, or shall hereafter have, outstanding, in the case of the Company, any Senior Indebtedness or, in the case of any material Subsidiary of the Company (and for the purposes of this Section 6.1, “material Subsidiary” shall mean a Subsidiary which accounts for 20% of the gross assets or gross income of the Company on a consolidated basis), any indebtedness, shall happen and be continuing and such Senior Indebtedness or material Subsidiary’s indebtedness, as the case may be, shall have been accelerated so that an amount in excess of $25,000,000 shall be or become due and payable prior to the date on which the same would otherwise have become due and payable;

(d)	the Company shall fail to observe or perform any covenant or condition of the Company in this Note Indenture (other than a covenant or condition which is specifically dealt with elsewhere in this Section 6.1), and such failure to observe or perform continues for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of all outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(e)	a decree or order of a court having jurisdiction in the premises is entered adjudging the Company or any material Subsidiary a bankrupt or insolvent under the Bankruptcy and Insolvency Act (Canada) or any other bankruptcy, insolvency or analogous laws, or issuing sequestration or process of execution against, or against any substantial part of the property of, the Company or any material Subsidiary, or appointing a receiver of, or of any substantial part of the property of, the Company or any material Subsidiary, or ordering the winding-up or liquidation of its affairs, and any such decree or order is not forthwith contested and has not been vacated, discharged or stayed within and otherwise remains in effect for a period of 60 days;

(f)	a resolution is passed for the winding-up or liquidation of the Company or any material Subsidiary (other than a wholly-owned subsidiary) or if the Company or any material Subsidiary institutes proceedings to be adjudicated a bankrupt or insolvent, or consents to the institution of bankruptcy or insolvency proceedings against it under the Bankruptcy and Insolvency Act (Canada) or any other bankruptcy, insolvency or analogous laws, or consents to the filing of any such petition or to the appointment of a receiver of, or of any substantial part of, the property of the Company or any material Subsidiary or makes a general assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due;

(g)	any proceedings with respect to the Company or any material Subsidiary are taken after the date of this Note Indenture with respect to a compromise or arrangement under the Companies’ Creditors Arrangement Act (Canada) (or any Act substituted therefor) or similar legislation of any other jurisdiction;

(h)	any encumbrancer takes possession of, in the opinion of the Trustee (based upon an opinion of Counsel), all or substantially all of the property of the Company or of any material Subsidiary, or if a distress or execution or any similar process is enforced against such property and remains unsatisfied for so long as would permit any part of such property to be sold thereunder, or if a custodian or sequestrator or a receiver or receiver and manager or any other officer with similar powers is appointed for the Company or for any material Subsidiary, or for all or substantially all or the property of the Company or of any material Subsidiary, and the Company or such material Subsidiary shall have failed to pay the amount owing and satisfy the claim under and discharge or terminate any such encumbrance, distress, execution or other process or appointment within 60 days; or

(i)	the Company or any material Subsidiary shall cease to carry on, in the ordinary course, its business or a substantial part thereof.

6.2	Acceleration of Maturity, Rescission and Annulment
(a)	If an Event of Default with respect to the Notes has occurred and is continuing, the Trustee may or, on the instructions of the Holders of not less than 25% in aggregate principal amount of the outstanding Notes shall, declare the Maturity Amount of such Notes and any other amounts payable under this Note Indenture to be forthwith due and payable immediately and the Trustee may enforce the rights of the Holders of such Notes as creditors, by a notice in writing to the Company. Upon any such declaration the principal, accrued and unpaid interest and all other monies outstanding under such Notes shall become immediately due and payable notwithstanding anything contained in this Note Indenture or in such Notes to the contrary, and the Company shall forthwith pay to the Trustee for the benefit of the Holders such principal, accrued and unpaid interest and all other monies outstanding thereunder, together with interest at the Interest Rate on such amounts from the date of such declaration until payment is received by the Trustee. Such payment when made shall be deemed to have been made in discharge of the Company’s obligations under such Notes and any monies so received shall be applied in the manner provided in Section 6.13.

(b)	At any time after a declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as provided in this Article 6, the Holders of not less than a majority in aggregate principal amount of the outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences; provided that:
(i)	the Company shall have paid or deposited with the Trustee a sum sufficient to pay:
A.	all overdue interest (including accrued interest, if any) on all outstanding Notes;

B.	all unpaid principal of any outstanding Notes which has become due otherwise than by such declaration of acceleration, and interest on such unpaid principal at the applicable Interest Rate;

C.	to the extent lawful, interest on overdue interest at the rate or rates prescribed therefor in such Notes;

D.	all sums paid or advanced by the Trustee under this Note Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

E.	any other amounts payable under this Note Indenture; and

(ii)	all Events of Default with respect to the Notes, other than the default in the payment of amounts of principal of or interest on the Notes which have become due solely by such declaration of acceleration, shall have been cured or waived as provided in Section 6.10.
No such rescission shall effect any subsequent default or impair any right consequent thereon.

(c)	In the event that the Trustee shall have proceeded to enforce any right with respect to the Notes and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case, the Company and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company and the Trustee shall continue as though no such declaration or proceedings had been made or taken.
6.3	Control by Holders
Subject to Section 5, 6.4, and 11.10, the Holders shall have the right, exercisable by Noteholders’ Request, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, relating to or arising upon an Event of Default with respect to the Notes; provided that:
(a)	such direction shall not be in conflict with any rule of law or with this Note Indenture;

(b)	the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and

(c)	the Trustee need not take any action required by such direction which might involve the Trustee in personal liability.
6.4	Remedies Blockage Period
The Trustee will, at the Written Direction of the Company from time to time, enter into an agreement with the holders of Designated Senior Indebtedness or a trustee or authorized representative for the holders of Designated Senior Indebtedness, agreeing with such holders or such trustee or authorized representative not to accelerate or commence or take any action, suit or other proceeding to enforce the rights of the Holders of the Notes during the period of 36 consecutive months following an Event of Default in the event that such Designated Senior Indebtedness is outstanding during such period (the “Remedies Blockage Period”). The Company will not provide such Written Direction of the Company unless it has been requested to do so by a holder of Designated Senior Indebtedness (or person that becomes a holder of Designated Senior Indebtedness) or, by a representative of such holder or such person, but the Trustee shall be entitled to act and rely upon such Written Direction of the Company and shall not be required by any such holder or person or representative to inquire into whether the Company has been requested to give such Written Direction of the Company.
6.5	Remedies Not Exclusive
No remedy for the enforcement of rights of the Holders under this Article 6 shall be exclusive of or dependent on any other such remedy, but any one or more of such remedies may from time to time be exercised independently or in combination.
6.6	Costs
The Company shall be liable to the Trustee for all costs incurred by the Trustee in connection with the enforcement of rights under this Note Indenture together with interest thereon at the Interest Rate from the date such costs are incurred until the date payment thereof is received by the Trustee.
6.7	Delay
No delay or omission of the Trustee or any Holder to exercise any remedy shall impair any such remedy or shall be construed to be a waiver of default hereunder or acquiescence herein.
6.8	No Recourse Against Other Parties
Neither the Trustee nor the Holders shall have any right, cause of action or remedy now or hereafter existing in any jurisdiction against any past, present or future incorporator, shareholder, director or officer of the Company for the payment of the principal or interest under any or all of the Notes or on any covenants, agreement, representation or warranty of the Company contained herein or in the Notes.
6.9	Notice of Events of Default
If an Event of Default shall occur and be continuing, the Trustee shall, within 30 days after it becomes aware of the occurrence of such Event of Default, give notice of such Event of Default to the Holders in the manner provided in Section 10.1; provided that, notwithstanding the foregoing, unless the Trustee shall have been requested to do so by a Noteholders’ Request, the Trustee shall not be required to give such notice if the Trustee in good faith shall have determined that the withholding of such notice is in the best interests of the Holders and shall have so advised the Company in writing.
6.10	Waiver of Default
Subject to the satisfaction of Section 6.2(b)(i) and subject to subsection 9.11(e), the Holders of not less than a majority in aggregate principal amount of the outstanding Notes, on behalf of the Holders of all outstanding Notes, may waive any past Default and its consequences, except a Default in respect of the payment when due of principal or interest (unless such Event of Default has been cured and a sum sufficient to pay all matured instalments of interest and principal due otherwise than by acceleration has been deposited with the Trustee). Upon any such waiver, any such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Note Indenture; provided that no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.
6.11	Enforcement by the Trustee
(a)	Subject to the provisions of Section 6.9 and to the provisions of any Extraordinary Resolution that may be passed by the Holders, in case the Company shall fail to pay to the Trustee, forthwith after the same shall have been declared to be due and payable under Section 6.2, the principal and interest on all Notes outstanding, together with any other amounts due hereunder, the Trustee may, upon being indemnified and funded to its reasonable satisfaction against all costs, expenses and liabilities to be incurred, proceed in its name as Trustee hereunder to obtain or enforce payment of the said principal and interest on all the Notes then outstanding together with any other amounts due thereunder by such proceedings authorized by this Note Indenture or by law or equity as the Trustee shall have been directed by the Holders by Extraordinary Resolution to take, or if such Extraordinary Resolution contains no such direction, or if the Trustee shall act without such Extraordinary Resolution, then by such proceedings authorized by this Note Indenture or by suit at law or in equity as the Trustee shall deem expedient.

(b)	Notwithstanding Sections 6.2 and 6.3, the Trustee shall be entitled and empowered, either in its own name or as trustee of an express trust, or as attorney-in-fact for the Holders, or in any one or more of such capacities, to file such proof of debt, amendment of proof of debt, claim, petition or other document as may be necessary or advisable in order to have the claims of the Trustee and of the Holders allowed in any insolvency, bankruptcy, liquidation or other judicial proceedings relative to the Company or its creditors or relative to or affecting its property. The Trustee is hereby irrevocably appointed (and the successive respective Holders by taking and holding the Notes shall be conclusively deemed to have so appointed the Trustee) the true and lawful attorney-in-fact of the respective Holders with authority to make and file in the respective names of the Holders or on behalf of the Holders as a class, subject to deduction from any such claims of the amounts of any claims filed by any of the Holders themselves, any proof of debt, amendment of proof of debt, claim, petition or other document in any such proceedings and to receive payment of any sum becoming distributable on account thereof, and to execute any such acts and things for and on behalf of such Holders, as may be necessary or advisable in the opinion of the Trustee, (based upon an opinion of Counsel) in order to have the respective claims of the Trustee and of the Holders against the Company or its property allowed in any such proceeding, and to receive payment of or on account of such claims, provided, however, that nothing contained in this Note Indenture shall be deemed to give to the Trustee, unless so authorized by

Extraordinary Resolution, any right to accept or consent to any plan or reorganization or otherwise by action of any character in such proceeding waive or change in any way any right of any Holder.

(c)	Notwithstanding Sections 6.2 and 6.3, the Trustee shall also have power at any time and from time to time to institute and to maintain such suits and proceedings as it may be advised shall be necessary or advisable to preserve and protect its interests and the interests of the Holders.

(d)	All rights of action hereunder may be enforced by the Trustee without the possession of any of the Notes or the production thereof on the trial or other proceedings relative thereto. Any such suit or proceeding instituted by the Trustee shall be brought in the name of the Trustee as trustee of an express trust, and any recovery of judgment shall be for the ratable benefit of the Holders subject to the provisions of this Note Indenture. In any proceeding brought by the Trustee (and also any proceeding in which a declaratory judgment of a court may be sought as to the interpretation or construction of any provision of this Note Indenture, to which the Trustee shall be a party) the Trustee shall be held to represent all of the Holders, and it shall not be necessary to make any Holders party to any such proceeding.
6.12	No Suits by Holders
No Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Note Indenture, for the appointment of a receiver or trustee, or for any other remedy under this Note Indenture, unless:
(a)	such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to such Notes;

(b)	the Holders of not less than 25% in aggregate principal amount of outstanding Notes, in the case of an Event of Default, shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee under this Note Indenture and shall have offered to the Trustee reasonable indemnification against the costs, expenses and liabilities to be incurred by the Trustee in compliance with such request;

(c)	the Trustee has, for 60 days after its receipt of such notice, request and offer of indemnification, failed to institute any such proceeding;

(d)	no direction inconsistent with such written request has been given to the Trustee during such 60 day period by the Holders of a majority or more in aggregate principal amount of the outstanding Notes in the case of an Event of Default; and

(e)	the Remedies Blockage Period has expired,

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Note Indenture to affect, disturb or prejudice the rights of any other Holders, in the case of an Event of Default to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Note Indenture, except in the manner herein provided and for the equal and ratable benefit of all Holders. For the protection and enforcement of the provisions of this Section 6.12, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.
6.13	Application of Monies by Trustee
Except as herein otherwise expressly provided, any money received by the Trustee from the Company pursuant to the foregoing provisions of this Article 6, or as a result of legal or other proceedings or from any trustee in bankruptcy or liquidator of the Company, shall be applied, together with any other monies in the hands of the Trustee available for such purpose as follows:
(a)	first, in payment or in reimbursement of the Trustee of its compensation, costs, charges, expenses, borrowings, advances or other monies furnished or provided by or at the instance of the Trustee in or about the execution of its trusts under, or otherwise in relation to, this Note Indenture, with interest thereon as herein provided;

(b)	second, but subject as hereinafter in this Section 6.13 provided, in payment, ratably and proportionately to the Holders, of the principal of and accrued and unpaid interest and interest on amounts in default on the Notes which shall then be outstanding, in the priority of accrued and unpaid interest and interest on amounts in default first and then principal, unless otherwise directed by Extraordinary Resolution and in that case in such order or priority as between principal and interest as may be directed by such resolution; and

(c)	third, in payment of the surplus, if any, of such monies to the Company or its assigns;
provided, however, that no payment shall be made pursuant to clause (b) above with respect to the principal or interest of any Note held, directly or indirectly, by or for the benefit of the Company or any Subsidiary (other than any Note pledged for value and in good faith to a person other than the Company or any Subsidiary, but only to the extent of such person’s interest therein) except subject to the prior payment in full of the principal and interest of all Notes which are not so held.
6.14	Distribution of Proceeds
Payments to the Holders pursuant to Section 6.13(b) shall be made as follows:
(a)	at least 15 days’ notice of every such payment shall be given in the manner provided in Section 10.1 specifying the time when and the place or places where the Notes are to be presented and the amount of the payment and the application thereof as between principal and interest;
(b)	payment of any Note shall be made upon presentation thereof at any one of the places specified in such notice and any such Note thereby paid in full shall be surrendered, otherwise a memorandum of such payment shall be endorsed thereon; but the Trustee may in its discretion dispense with presentation and surrender or endorsement in any special case upon such indemnity being given as it shall deem sufficient;

(c)	from and after the date of payment specified in the notice, interest shall accrue only on the amount owing on each Note after giving credit for the amount of the payment specified in such notice unless the Note with respect to which such amount is owing is duly presented on or after the date so specified and payment of such amount is not made; and

(d)	the Trustee shall not be bound to apply or make any partial or interim payment of any monies coming into its hands if the amount so received by it, after reserving thereon such amount as the Trustee may think necessary to provide for the payments mentioned in Section 6.13(a), is insufficient to make a distribution of at least two percent (2%) of the aggregate principal amount of the outstanding Notes, but it may retain the money so received by it and invest or deposit the same as provided in Section 11.9 until the money or the investments representing the same, with the income derived therefrom, together with any other monies for the time being under its control shall be sufficient for the said purpose or until it shall consider it advisable to apply the same in the manner hereinbefore set forth. The foregoing shall, however, not apply to a final payment or distribution hereunder.
6.15	Judgment Against the Company
The Company covenants and agrees with the Trustee that, in case of any judicial or other proceedings to enforce the rights of the Holders, judgment may be rendered against it in favour of the Holders or in favour of the Trustee, as trustee for the Holders, for any amount which may be proved to remain due with respect to the Notes and the interest thereon and any other monies owing hereunder.
ARTICLE 7
SATISFACTION AND DISCHARGE
7.1	Payment of Principal Amount
The principal amount and any interest due upon maturity on the Notes or on any Note outstanding shall be paid by the Company to the Trustee for payment to the Holder of such Notes or Note upon presentation and surrender of the Notes or Note by the Holder to the

Trustee at the office of the Trustee in the City of Vancouver on the Maturity Date. Upon payment of the principal amount together with any accrued and unpaid interest the Note shall be cancelled by the Trustee.
7.2	Non-Presentation of Notes
In case the Holder of any such Notes shall fail to surrender the same on the Maturity Date or shall not accept payment of the monies payable or give such receipt therefor, if any, as the Trustee may require, such monies shall be set aside by the Trustee in trust for such Holder, and no interest shall be payable to such Holder and such setting aside shall for all purposes be deemed a payment to the Holder of the sum so set aside, and to that extent such Note or Notes shall thereafter not be considered as outstanding hereunder and the Holder shall have no right except to receive payment out of the monies so set aside upon surrender and delivery up of such Note or Notes.
7.3	Repayment of Unclaimed Monies
Any monies set aside under Section 7.2 and not claimed by and paid or delivered to Holders as provided in Section 7.2 within six years after the date of such setting aside shall, subject to applicable laws, be repaid or returned to the Company by the Trustee and thereupon the Trustee shall be released from all further liability with respect to such monies and thereafter the Holders with respect to which such monies were so repaid to the Company shall have no rights with respect thereto except to obtain payment or delivery of the monies due thereon from the Company up to such time as the right to proceed against the Company for recovery of such monies has become statute-barred under the laws of the Province of British Columbia, after which time the monies will become the property of the Company.
7.4	Discharge
The Trustee shall at the request of the Company release and discharge this Note Indenture and execute and deliver such instruments as it shall be advised by Counsel are requisite for that purpose and to release the Company from its covenants herein contained (other than the provisions relating to the indemnification of the Trustee) upon proof being given to the reasonable satisfaction of the Trustee that the principal of and interest (including interest on amounts in default, if any), on all the Notes and all other monies or other consideration payable hereunder have been paid or satisfied or that, all the Notes having matured, payment of the principal of and interest (including interest on amounts in default, if any) on such Notes and on all other monies or other consideration payable hereunder has been duly and effectually provided for in accordance with the provisions hereof.

ARTICLE 8
SUCCESSOR ENTITIES
8.1	Successor Entities
The Company shall not enter, or permit any of its Subsidiaries to enter, into any transaction (whether by way of reconstruction, reorganization, consolidation, arrangement, amalgamation, merger, transfer, sale, lease or otherwise), whereby all or substantially all of the undertaking, property and assets of the Company, on a consolidated basis, would become the property of any other person or, in the case of such amalgamation or merger, of the continuing corporation resulting therefrom unless:
(a)	such other person or continuing corporation (the “Successor Entity”) is a corporation, partnership or trust organized and validly existing under the laws of Canada or any province thereof or of the United States of America, any state thereof or the District of Columbia;

(b)	the Company shall have delivered to the Trustee a Certificate of the Company and an opinion of Counsel, each stating that such transaction complies with this Article 8 and that all conditions precedent herein provided for relating to such transaction have been complied with;

(c)	the Successor Entity shall execute, prior to, contemporaneously with or forthwith after the consummation of such transaction, such instruments (if any) as are satisfactory to the Trustee and in the opinion of Counsel are necessary or advisable to evidence the assumption by the Successor Entity of the liability for the due and punctual payment of all the Notes and interest thereon and all other monies payable hereunder and the covenant of the Successor Entity to pay the same and its agreement to observe and perform all the covenants and obligations of the Company under this Note Indenture;

(d)	such transaction shall, to the satisfaction of the Trustee, and in the opinion of Counsel, be upon such terms as substantially preserve and do not impair in any material respect the rights or powers of the Trustee or the Holders hereunder; and

(e)	no condition or state of facts shall exist as to the Company or the successor corporation either at the time of or immediately before or after the consummation of any such transaction and after giving full effect thereto or immediately after the Successor Entity complying with the provisions of paragraph (b) above which constitutes or would constitute, after notice or lapse of time or both, a Default or an Event of Default.
8.2	Vesting of Powers in Successor Entity
Whenever the conditions of Section 8.1 have been duly observed and performed, the Successor Entity shall be bound by the covenants and obligations of the Company under this Note

Indenture and shall possess and from time to time may exercise each and every right and power of the Company under this Note Indenture in the name of the Company or otherwise and any act or proceeding by any provision of this Note Indenture required to be done or performed by any Directors or officers of the Company may be done and performed with like force and effect by the directors or officers of such Successor Entity.
ARTICLE 9
MEETINGS OF HOLDERS
9.1	Right to Convene Meeting
The Trustee or the Company may at any time and from time to time and the Trustee shall on receipt of a request of the Company or a Noteholders’ Request and upon being indemnified and funded to its reasonable satisfaction by the Company or by the Holders signing such request against the costs which may be incurred in connection with the calling and holding of such meeting, convene a meeting of the Holders. In the event of the Trustee failing within ten days after receipt of any such request and such indemnity and funding to give notice convening a meeting, the Company or such Holders, as the case may be, may convene such meeting. Every such meeting shall be held in the City of Vancouver, or at such other place as may be approved or determined by the Trustee.
9.2	Notice of Meetings
At least 21 days’ notice of any meeting shall be given to the Holders by the Company or the Trustee, as the case may be, in the manner provided in Section 10.1 and a copy thereof shall be sent by courier to the Trustee, unless the meeting has been called by it. Such notice shall state the time when and the place where the meeting is to be held and shall state briefly the general nature of the business to be transacted thereat and it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Article 9. The accidental omission to give notice of a meeting to any Holder shall not invalidate any resolution passed at any such meeting.
9.3	Chairman
A person, who need not be a Holder, nominated in writing by the Trustee, shall be chairman of the meeting and if no person is so nominated, or if the person so nominated is not present within 15 minutes from the time fixed for the holding of the meeting, the Holders present in person or by proxy shall choose a person present at the meeting to be chairman.
9.4	Quorum
Subject to the provisions of Section 9.12, at any meeting of the Holders, a quorum shall consist of Holders present in person or by proxy representing a majority in principal amount of the Notes outstanding. If a quorum of the Holders shall not be present within 30 minutes from the time fixed for holding any meeting, the meeting, if summoned pursuant to a Noteholders’

Request, shall be dissolved; but in any other case the meeting shall be adjourned to the same day in the next week (unless such day is not a business day in which case it shall be adjourned to the first business day thereafter) at the same time and place and no notice shall be required to be given with respect to such adjourned meeting. At the adjourned meeting the Holders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened notwithstanding that they may not represent a majority of the principal amount of the Notes outstanding. Any business may be brought before or dealt with at an adjourned meeting which might have been brought before or dealt with at the original meeting in accordance with the notice calling the same. No business shall be transacted at any meeting unless the required quorum is present at the commencement of business.
9.5	Power to Adjourn
The chairman of any meeting at which a quorum of the Holders is present may, with the consent of the Holders of a majority in principal amount of the Notes represented thereat, adjourn any such meeting and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.
9.6	Show of Hands
Every question submitted to a meeting shall, subject to Section 9.7, be decided in the first place by a majority of the votes given on a show of hands. At any such meeting, unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact. The chairman of any meeting shall be entitled, both on a show of hands and on a poll, to vote with respect to the Notes, if any, held by him.
9.7	Poll
On every Extraordinary Resolution, and on any other question submitted to a meeting, when demanded by the chairman or by one or more Holders or proxies for Holders, a poll shall be taken in such manner and either at once or after an adjournment as the chairman shall direct. Questions other than Extraordinary Resolutions shall, if a poll be taken, be decided by the votes of the Holders of a majority in aggregate principal amount of the Notes represented at the meeting and voted on the poll.
9.8	Voting
On a show of hands every person who is present and entitled to vote, whether as a Holder or as proxy for one or more Holders or both, shall have one vote. On a poll each Holder present in person or represented by a proxy duly appointed by an instrument in writing shall be entitled to one vote with respect to each $100 principal amount of which he shall then be the Holder. A proxy need not be a Holder. In the case of joint registered Holders, any one of them present in person or by proxy at the meeting may vote in the absence of the other or others; but in case more than one of them is present in person or by proxy, they shall vote together with respect to the Notes of which they are joint registered Holders.

9.9	Regulations
The Trustee, or the Company with the approval of the Trustee, may from time to time make and from time to time vary or revoke such regulations as it shall from time to time think fit providing for and governing:
(a)	the form of the instrument appointing a proxy, which shall be in writing, and the manner in which the same shall be executed and the production of the authority of any person signing on behalf of a Holder;

(b)	the deposit of instruments appointing proxies at such place as the Trustee, the Company or the Holder convening the meeting as the case may be, may, in the notice convening the meeting, direct, and the time, if any, before the holding of the meeting or any adjournment thereof by which the same shall be deposited; and

(c)	the deposit of instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be mailed or faxed before the meeting to the Company or to the Trustee at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting.
Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted. Save as such regulations may provide, the only persons who shall be recognized at any meeting as the Holders, or as entitled to vote or be present at the meeting with respect thereto, shall be Holders and persons whom Holders have by instrument in writing duly appointed as their proxies.
9.10	Persons Entitled to Attend Meetings
The Company and the Trustee (by their respective employees, officers and directors) and the legal advisers of the Company, the Trustee and any Holder, and any other person permitted by the chairman to attend, may attend any meeting of the Holders, but shall have no vote as such.
9.11	Powers Exercisable by Extraordinary Resolution
In addition to the powers conferred upon them by any other provisions of this Note Indenture or by law, a meeting of the Holders shall have the following powers exercisable from time to time by Extraordinary Resolution:
(a)	the power to sanction any modification, abrogation, alteration, compromise or arrangement of the rights of the Holders or the Trustee against the Company, or against its property, whether such rights arise under this Note Indenture or the Notes or otherwise;

(b)	the power to assent to any modification of or change in or addition to or omission from the provisions contained in this Note Indenture or any Note which shall be agreed to by the Company and to authorize the Trustee to concur in and execute any indenture supplemental hereto embodying any modification, change, addition or omission;

(c)	the power to sanction any scheme for the reconstruction or reorganization of the Company or for the consolidation, amalgamation or merger of the Company with any other corporation or for the sale, leasing, transfer or other disposition of the undertaking, property and assets of the Company or any part thereof, provided that no such sanction shall be necessary with respect to any such transaction if the provisions of Section 8.1 shall have been complied with;

(d)	the power to direct or authorize the Trustee to exercise any power, right, remedy or authority given to it by this Note Indenture (including, without limitation, the powers contemplated in Section 6.2) in any manner specified in any such Extraordinary Resolution or to refrain from exercising any such power, right, remedy or authority;

(e)	the power to waive and direct the Trustee to waive any default hereunder or cancel any declaration made by the Trustee pursuant to Section 6.2 either unconditionally or upon any condition specified in such Extraordinary Resolution;

(f)	the power to restrain any Holder from taking or instituting any suit, action or proceeding for the purpose of enforcing payment of the principal of or interest on the Notes, or for the execution of any trust or power hereunder;

(g)	the power to direct any Holder who, as such, has brought any action, suit or proceeding to stay or discontinue or otherwise deal with the same upon payment, if the taking of such suit, action or proceeding shall have been permitted by Section 6.12, of the costs, charges and expenses reasonably and properly incurred by such Holder in connection therewith;

(h)	the power to assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any shares or other securities of the Company;

(i)	the power to appoint a committee with power and authority (subject to such limitations, if any, as may be prescribed in such Extraordinary Resolution) to exercise, and to direct the Trustee to exercise, on behalf of the Holders, such of the powers of the Holders as are exercisable by extraordinary or other resolution as shall be included in the resolution appointing the committee. The Extraordinary Resolution making such appointment may provide for payment of the expenses and disbursements of and compensation to such committee. Such committee shall consist of such number of persons as shall be prescribed in the resolution appointing it and the members need not be themselves Holders. Every such committee may elect its chairman and may make regulations respecting its quorum, the calling of its meetings, the filling of vacancies occurring in its number and its procedure generally. Such regulations may provide that the committee may act at a meeting at which a quorum is present or may act by minutes signed by the number of members thereof necessary to constitute a quorum. All acts of any such committee within the authority delegated to it shall be binding upon all Holders. Neither the committee nor any member thereof shall be liable for any loss arising from or in connection with, any action taken or omitted to be taken by them in good faith;

(j)	the power to authorize the distribution in specie of any shares, bonds, notes or other securities or obligations or cash or other consideration received hereunder or the use or disposal of the whole or any part of such shares, bonds, notes or other securities or obligations or cash or other consideration in such manner and for such purpose as may be deemed advisable and specified in such Extraordinary Resolution;

(k)	the power to authorize the Trustee or any other person or persons to bid at any sale of the Company’s properties or assets or any part thereof and to borrow the monies required to make any deposit at said sale or pay the balance of the purchase price and to hypothecate, mortgage, pledge, charge, cede and transfer the property or assets so purchased as security for the repayment of the monies so borrowed and interest thereon, or itself, himself, herself or themselves, as the case may be, to advance such monies (in which event it, he, she or they shall have a lien upon the property or assets so purchased for the amount so advanced and interest thereon) and to hold any property or assets so purchased (subject to any hypothec, mortgage, pledge, charge or lien to secure any monies so borrowed or advanced) in trust for all the Holders of the Notes outstanding at the time of such sale pro rata in proportion to the amounts due to them thereon respectively for principal and interest before such sale, and to sell, transfer and convey the whole or any part or parts of the property or assets so purchased for such consideration in cash or in the shares, bonds, notes or other securities or obligations of any company formed or to be formed, or partly in cash and partly in such securities or obligations, and upon such terms and conditions as may be determined by such Extraordinary Resolutions of the Holders and, subject to such terms and conditions, to dispose of such cash, shares, bonds, notes or other securities or obligations pursuant to the provisions of Section 9.11(j), and until the sale, transfer or conveyance of the whole of such property or assets so purchased to maintain and operate such part of said property and assets as has not been disposed of, and for such purposes to borrow monies and to hypothecate, mortgage, pledge, charge, cede and transfer the property or assets so purchased, or any part thereof, as security for the repayment of the monies so borrowed and interest thereon, or itself, himself, herself or themselves, as the case may be, to advance such monies (in which event it, he, she or they shall have a lien upon the property or assets so purchased for the amount so advanced and interest thereon), and otherwise deal with such property and assets and the proceeds of any sale, transfer of conveyance thereof as the Holders may by such Extraordinary Resolution direct;

(l)	the power to remove the Trustee from office and to appoint a new trustee or trustees;

(m)	the power to sanction the exchange of the Notes for or the conversion thereof into shares, bonds, notes or other securities or obligations of the Company or of any company formed or to be formed;

(n)	the power to authorize the Company and the Trustee to grant extensions of time for payment of interest on any of the Notes whether or not the payment of such interest, is at the time due or overdue; and

(o)	the power to amend, alter or repeal any Extraordinary Resolution previously passed or sanctioned by the Holders or by any committee appointed pursuant to Section 9.11(i).
9.12	Meaning of “Extraordinary Resolution”
(a)	The expression “Extraordinary Resolution” when used in this Note Indenture means, subject to Sections 9.15 and 9.18, a resolution proposed to be passed as an Extraordinary Resolution at a meeting of Holders (including an adjourned meeting) duly convened for the purpose and held in accordance with the provisions of this Article 9 at which the Holders of a majority in aggregate principal amount of the Notes outstanding are present in person or by proxy and passed by the affirmative votes of the Holders of not less than sixty-six and two-thirds percent (66 2/[3]%) of the aggregate principal amount of all the outstanding Notes represented at such meeting.

(b)	If, at any such meeting, the Holders of a majority in aggregate principal amount of the Notes outstanding are not present in person or by proxy within 30 minutes after the time appointed for the meeting, then the meeting, if summoned by a Noteholders’ Request, shall be dissolved; but in any other case it shall stand adjourned to such date, being not less than ten nor more than 20 days later, and to such place and time, all as may be appointed by the chairman. Not less than five days’ notice shall be given of the time and place of such adjourned meeting in the manner provided in Section 10.1. Such notice shall state that at the adjourned meeting the Holders present in person or by proxy shall form a quorum, but it shall not be necessary to set forth the purposes for which the meeting was originally called or any other particulars. At the adjourned meeting, the Holders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at such adjourned meeting, and passed by the requisite vote as provided in paragraph (a) above shall be an Extraordinary Resolution within the meaning of this Note Indenture.

(c)	Votes on an Extraordinary Resolution shall always be given on a poll and no demand for a poll on an Extraordinary Resolution shall be necessary.
9.13	Powers Cumulative
It is hereby declared and agreed that any one or more of the powers of this Note Indenture stated to be exercisable by the Holders by Extraordinary Resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers from time to time shall not be deemed to exhaust the rights of the Holders to exercise the same or any other such power or powers thereafter from time to time.
9.14	Minutes
Minutes of all resolutions and proceedings at every meeting as aforesaid shall be made and duly entered in books to be from time to time provided for that purpose by the Trustee at the expense of the Company, and any such minutes as aforesaid, if signed by the chairman of the meeting at which such resolutions were passed or proceedings had, or by the chairman of the next succeeding meeting of the Holders, shall be prima facie evidence of the matters therein stated and, until the contrary is proved. Every such meeting, with respect to the proceedings of which minutes shall have been made, shall be deemed to have been duly held and convened, and all resolutions passed thereat or proceedings taken thereat to have been duly passed and taken.
9.15	Instrument in Writing
All actions which may be taken and all powers that may be exercised by the Holders at a meeting held as hereinbefore in this Article 9 provided may, subject to Section 9.18, also be taken and exercised by the Holders of sixty-six and two-thirds percent (662/3%) of the aggregate principal amount of all the outstanding Notes, by an instrument in writing signed in one or more counterparts and the expression “Extraordinary Resolution” when used in this Note Indenture shall include an instrument so signed.
9.16	Binding Effect of Resolutions
Every resolution and every Extraordinary Resolution passed in accordance with the provisions of this Article 9 at a meeting of Holders shall be binding upon all the Holders, whether present at or absent from such meeting, and every instrument in writing signed by Holders in accordance with Section 9.15 shall be binding upon all Holders, whether signatories thereto or not, and each and every Holder and the Trustee (subject to the provisions for its indemnity herein contained) shall be bound to give effect accordingly to every such resolution, Extraordinary Resolution and instrument in writing.
9.17	Evidence of Rights of Holders
(a)	Any request, direction, notice, consent or other instrument which this Note Indenture may require or permit to be signed or executed by the Holders may be in any number of concurrent instruments of similar tenor and may be signed or executed by such Holders in person or by attorney duly appointed in writing. Proof of the execution of any such request or other instrument or of a writing appointing any such attorney or (subject to the provisions of this Article 9 with regard to voting at meetings of Holders) of the holding by any person of Notes shall be in such form or manner which the Trustee may consider adequate.

(b)	The Trustee may, nevertheless, in its discretion require further proof in cases where it deems further proof desirable or may accept such other proof as it shall consider proper.
9.18	Series Meetings
(a)	If in the opinion of Counsel any business to be transacted at a meeting of Holders, or any action to be taken or power to be exercised by instruments in writing under Section 9.15, especially affects the rights of the Holders of Notes of any one or more series or part thereof in a manner or to an extent substantially differing from that in which it affects the rights of the Holders of Notes of any other series, then:
(i)	reference to such fact, indicating each series or part thereof so especially affected, shall be made in the notice of such meeting and the meeting shall be and is herein called a “series meeting”;

(ii)	the Holders of Notes of a series or part thereof so especially affected shall not be bound by any action taken at a series meeting or by instrument in writing under Section 9.15 unless in addition to the other provisions of this Article 9:
A.	there are present in person or by proxy at the said meeting Holders of a majority in aggregate principal amount of the outstanding Notes of such series or part thereof, subject to the provisions of this Article 9 as to adjourned meetings; and

B.	the resolution is passed by the favourable votes of not less than sixty-six and two thirds percent (66 2/3%) of the aggregate principal amount of all the outstanding Notes of such series or part thereof; and

C.	in the case of action taken or power exercised by instrument in writing under Section 9.15, such instrument is signed in one or more counterparts by the Holders of not less than sixty-six and two thirds percent (66 2/3%) of the aggregate principal amount of all the outstanding Notes of such series or part thereof.
(b)	If in the opinion of Counsel any business to be transacted at any meeting or any action to be taken or power to be exercised by instrument in writing under

Section 9.15 does not adversely affect the rights of the Holders of Notes of one or more particular series or part thereof, the provisions of this Article 9 shall apply as if the Notes of such series or part thereof were not outstanding and no notice of any such meeting need be given to the Holders of Notes of such series or part thereof.
ARTICLE 10
NOTICES
10.1	Notice to the Company and to Holders
Any notice, request, demand or other communication required or permitted to be given hereunder shall be in writing and given by delivering such notice, request, demand or other communication by post or courier, or transmitting it by facsimile:
(a)	to the Company at:

2300 – 1055 West Georgia Street Vancouver, British Columbia V6E 3P3

Facsimile No.: (604) 654-6841 Attention: President
(b)	to a Holder at the address or facsimile number (if any) appearing on the register, and if, in the case of joint Holders, more than one address appears in the register in respect of such joint holding, notice shall be addressed or transmitted by facsimile to the first address or facsimile number (if any) so appearing.
The Company or a Holder may from time to time notify the other party hereto of a change in address or facsimile number (if any) which thereafter, until changed by like notice, shall be the address or facsimile number (if any) of the Company or the Holder for all purposes hereunder.
10.2	Notice to Trustee
Any notice, request, demand or other communication to the Trustee under the provisions of this Note Indenture shall be valid and effective if delivered or if given by registered letter, postage prepaid, addressed to the Trustee at its principal office in the City of Vancouver at:
1177 West Hastings Street Mall Level Vancouver, British Columbia V6E 2K3

Facsimile No.: (604) 699-4301

Attention: Manager, Corporate Trust Department
10.3	Receipt of Notices
Any notice, request, demand or other communication given to the Company, the Trustee or any Holder shall be deemed to have been duly given if in writing and: (i) upon actual receipt if delivered by hand; (ii) upon confirmation of error-free transmission if sent by facsimile; (iii) upon the date of delivery indicated by the deliverer if delivered by a reputable courier (recipient signature not required) or (iv) three days after being placed in a post box of Canada Post Company (or any successor thereto), postage prepaid (unless there shall be an interruption in mail service) and sent to the respective party at the address or facsimile number set forth in or determined pursuant to Sections 10.1 or 10.2.
ARTICLE 11
CONCERNING THE TRUSTEE
11.1	No Conflict of Interest
The Trustee represents to the Company that at the date of execution and delivery by it of this Note Indenture there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder, but if, notwithstanding the provisions of this Section 11.1, such a material conflict of interest exists, the validity and enforceability of this Note Indenture, and the Notes issued hereunder shall not be affected in any manner whatsoever by reason only that such material conflict of interest exists but the Trustee shall, within 90 days after ascertaining that it has a material conflict of interest, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Section 11.2. Until the Separation Date the Trustee shall not be considered to be in a conflict of interest solely by virtue of the fact that it is the registrar and transfer agent for the Common Shares and Preferred Shares forming part of the Stapled Units, or Custodian for the Subordinate Note Receipts.
11.2	Replacement of Trustee
(a)	The Trustee may resign its trust and be discharged from all further duties and liabilities hereunder by giving to the Company two months’ notice in writing or such shorter notice as the Company may accept as sufficient. In the event of the Trustee resigning or being removed or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Company shall forthwith appoint a new Trustee unless a new Trustee has already been appointed by the Holders; failing such appointment by the Company, the retiring Trustee or any Holder may apply to a Justice of the Supreme Court of British Columbia, on such notice as such Justice may direct, for the appointment of a new Trustee; but any new Trustee so appointed by the Company or by the Court, shall be subject to removal as herein provided by the Holders. Any new Trustee appointed under any provision of this Section 11.2 shall be a corporation authorized to carry on the business of a trust company in the Province of British

Columbia. On any new appointment, the new Trustee shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Trustee.

(b)	Any corporation into which the Trustee may be merged or with which it may be consolidated or amalgamated or any corporation resulting from any merger, consolidation or amalgamation to which the Trustee shall be a party, shall be the successor Trustee under this Note Indenture without the execution of any instrument or any further act. Nevertheless, upon the written request of the successor Trustee or of the Company, the Trustee ceasing to act shall execute and deliver an instrument assigning and transferring to such successor Trustee, upon the trusts herein expressed, all the rights, powers and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver all property and money held by such Trustee to the successor Trustee so appointed in its place. Should any deed, conveyance or instrument in writing from the Company be required by any new Trustee for more fully and certainly vesting in and continuing to it such estates, properties, rights, powers and trusts, then any and all such deeds, conveyances and instruments in writing shall, on request of said new Trustee, be made, executed, acknowledged and delivered by the Company.
11.3	Duties of Trustee
(a)	In the exercise of the rights, duties and obligations prescribed or conferred by the terms of this Note Indenture, the Trustee shall exercise that degree of care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

(b)	In addition to all other duties of the Trustee set forth herein, at all times while any Notes are outstanding, the Trustee shall, in addition, have the following responsibilities hereunder:
(i)	to keep the Company’s Note ledgers, registers and branch registers of transfers and unissued Note certificates and, subject to such general and particular instructions as may from time to time be given to it by or under the authority of the Board of Directors (which shall be in the form of a Written Direction of the Company), the Trustee shall:
A.	record the particulars of all transfers of Notes upon the appropriate register of transfers or branch register(s) of transfers;

B.	certify and issue Note certificates to the Holders entitled thereto, representing Notes held by or transferred to them, respectively;

C.	maintain the registers of Holders and make such entries from time to time in the registers as may be necessary in order that the account of each Holder of the Company may be properly and accurately maintained; and

D.	furnish to the Company, but at the Company’s expense, at any time such statements, lists, entries, information and material concerning transfers and other matters prepared and undertaken by it as Trustee, including all documents, papers, information and material as it may have and the Company may require;
(ii)	forthwith upon receipt of sufficient monies from the Company, to forward cheques or other transfer of funds by such means as considered appropriate by the Trustee representing payments of interest upon the Notes to the Holders thereof in accordance with the provisions of Section 2.3 less any Canadian Taxes required by law to be withheld or deducted therefrom;

(iii)	upon receipt of sufficient monies upon the stated or accelerated maturity of the Notes, to make all payments of principal or interest on the Notes to the Holders thereof as provided in this Note Indenture; and

(iv)	promptly as and when due, as required by the Company in writing, to make such recordings and filings as may be required to satisfy any statutory or regulatory duty imposed upon the Trustee and to provide the Holders with any such statements and records as they may require to comply with any statutory or regulatory duties imposed upon the Holders in their capacity as Holders.
(c)	All Notes shall be effectively and interchangeably transferable on the appropriate principal register of transfers or on any appropriate branch register of transfers, regardless of where or when the certificates therefor shall have been issued, and entry of the transfer of any Notes in the appropriate register of transfers or in any one appropriate branch register of transfers shall for all purposes be a complete and valid transfer.

(d)	The Trustee may use its own judgment in the performance of its duties as trustee for the Holders, but at any time it may apply to Trustees of the Fund (so long as the Fund is the sole holder of the Notes) or to such Counsel as the Trustee may from time to time determine at the expense of the Company, for instructions or advice, and the Company will fully protect and hold the Trustee harmless from all liability for any action taken, or not taken, by the Trustee in accordance with or pursuant to such advice that may be given to it.

(e)	Subject to the provisions of the Company Act (British Columbia), except for its acts of gross negligence or wilful misconduct, the Trustee shall not be liable for any act done or step taken or omitted by it in good faith, or for any mistake of fact or law and the Company agrees to indemnify and save harmless the Trustee and each of its officers, employees and directors from and against all claims, demands, actions, suits or other proceedings by whomsoever made, prosecuted or brought and from all loss, costs, damages and expenses in any manner based upon, occasioned by or attributable to any act of the Trustee in the execution of its duties hereunder; this provision will survive the termination of this Note Indenture or the resignation or removal of the Trustee.
(f)	The transfer of any Notes in respect of a certificate presented to the Trustee may be refused by it until it is satisfied that such certificate is valid, that the endorsement thereon is genuine and that the transfer requested is legally authorized. The Trustee shall not incur any liability refusing in good faith to effect any transfer which, in its judgment, is improper or unauthorized.

(g)	The Trustee agrees to faithfully carry out and perform its duties hereunder and, on termination hereof and upon payment by the Company to the Trustee of all monies owing to the Trustee hereunder, to deliver over to the Company the registers and branch registers maintained by it and any documents connected therewith or with the Company transacted hereunder, and a receipt signed by an officer of the Company shall be a valid discharge of the Trustee.
11.4	Reliance Upon Declarations
In the exercise of its rights, duties and obligations hereunder the Trustee may, if acting in good faith, rely, as to the truth of the statements and accuracy of the opinions expressed therein, upon statutory declarations, opinions, reports or certificates furnished pursuant to and in accordance with any covenants, conditions and requirements of this Note Indenture.
11.5	Evidence and Authority to Trustee
(a)	The Company shall furnish to the Trustee evidence of compliance with the conditions precedent provided for in this Note Indenture relating to any action or step required or permitted to be taken by the Company or the Trustee under this Note Indenture or as a result of any obligation imposed under this Note Indenture, including without limitation, the certification and delivery of Notes hereunder, the satisfaction and discharge of this Note Indenture and the taking of any other action to be taken by the Trustee at the request of or on the application of the Company, forthwith if and when (i) such evidence is required by any other provision of this Note Indenture, to be furnished by the Trustee in accordance with the terms of this Section 11.5 or (ii) the Trustee, in the exercise of its rights and duties under this Note Indenture, gives the Company written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

(b)	Such evidence shall consist of:

(i)	a Certificate of the Company stating that any such condition precedent has been complied with in accordance with the terms of this Note Indenture;

(ii)	in the case of a condition precedent for which compliance is, by the terms of this Note Indenture, made subject to review or examination by a solicitor, an opinion of Counsel that such condition precedent has been complied with in accordance with the terms of this Note Indenture; and

(iii)	in the case of any such condition precedent for which compliance is subject to review or examination by auditors or accountants, an opinion or report of the Auditors of the Company whom the Trustee for such purposes hereby approves, that such condition precedent has been complied with in accordance with the terms of this Note Indenture.
(c)	Whenever such evidence relates to a matter other than the certification and delivery of Notes and the satisfaction and discharge of this Note Indenture, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, auditor, accountant, engineer or appraiser or any other person whose qualifications give authority to a statement made by him, provided that if such report or opinion is furnished by a Director, officer or employee of the Company it shall be in the form of a statutory declaration. Such evidence shall be, so far as appropriate, in accordance with paragraph (b) above.

(d)	Each statutory declaration, certificate, opinion or report with respect to compliance with a condition precedent provided for in this Note Indenture shall include (i) a statement by the person giving the evidence that such person has read and is familiar with those provisions of this Note Indenture relating to the condition precedent in question, (ii) a brief statement of the nature and scope of the examination or investigation upon which the statements or opinions contained in such evidence are based, (iii) a statement that in the belief of the person giving such evidence, he has made such examination or investigation as is necessary to enable such person to make the statements or give the opinions contained or expressed therein and (iv) a statement whether in the opinion of such person the conditions precedent in question have been complied with or satisfied.
11.6	Certificate of the Company as Evidence
Except as otherwise specifically provided or prescribed by this Note Indenture, whenever in the administration of the provisions of this Note Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, the Trustee, if acting in good faith, may rely upon a Certificate of the Company.
11.7	Experts, Advisers and Agents
The Trustee may:

(a)	in relation to these presents act on the opinion or advice of or information obtained from any solicitor, auditor, valuer, engineer, surveyor, appraiser or other expert, whether obtained by the Trustee or by the Company, or otherwise, and may employ such assistants as may be necessary to the proper discharge of its duties and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid and shall not be liable or responsible for the negligent acts or misconduct of any such solicitor, auditor, valuer, engineer, surveyor, appraiser or other expert; and

(b)	employ such agents and other assistants as it may reasonably require for the proper discharge of its duties hereunder, and may pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and in the management of the trusts hereof in accordance with Section 3.4. Any solicitors employed or consulted by the Trustee as Counsel may, but need not be, solicitors for the Company.
11.8	Trustee May Deal in Notes
Subject to Section 11.1, the Trustee may, in its personal or other capacity, buy, sell, lend upon and deal in the Notes and generally contract and enter into financial transactions with the Company or otherwise, without being liable to account for any profits made thereby.
11.9	Investment of Monies Held by Trustee
(a)	Unless otherwise provided in this Note Indenture, any monies held by the Trustee which under the trusts of this Note Indenture may or ought to be invested or which may be on deposit with the Trustee or which may be in the hands of the Trustee may be invested and reinvested in the name or under the control of the Trustee in securities in which, under the laws of either the Province of British Columbia, trustees are authorized to invest trust monies, provided that such securities are expressed to mature within two years after their purchase by the Trustee, and unless and until the Trustee shall have declared the principal of and interest on the Notes to be due and payable, the Trustee shall so invest such monies at the request of the Company.

(b)	Pending the investment of any monies as hereinbefore provided, such monies may be deposited in the name of the Trustee in any chartered bank of Canada or, with the consent of the Company, in the deposit department of the Trustee or any other loan or trust corporation authorized to accept deposits under the laws of Canada or any province thereof at the rate of interest then current on similar deposits.

(c)	Unless and until the Trustee shall have declared the principal of and interest on the Notes to be due and payable, the Trustee shall pay over to the Company all interest received by the Trustee with respect to any investments or deposits made pursuant to the provisions of this Section 11.9.
11.10	Trustee Not Ordinarily Bound
Except as provided in Section 6.9 and as otherwise specifically provided herein, the Trustee shall not, subject to Section 11.3, be bound to give notice to any person of the execution hereof, nor to do, observe or perform or see to the observance or performance by the Company of any of the obligations herein imposed upon the Company or of the covenants on the part of the Company herein contained, nor in any way to supervise or interfere with the conduct of the Company’s business, unless the Trustee shall have been required to do so by a Noteholders’ Request or by an Extraordinary Resolution of the Holders passed in accordance with the provisions contained in Article 9, and then only after it shall have been indemnified and funded to its satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages and expenses which it may incur by so doing.
11.11	Trustee Not Required to Give Security
The Trustee shall not be required to give any bonds or security with respect to the execution of the trusts and powers of this Note Indenture or otherwise in respect of the premises nor give notice to any party of the execution thereof.
11.12	Trustee Not to be Appointed Receiver
The Trustee and any person related to the Trustee shall not be appointed a receiver or receiver and manager or liquidator of all or any part of the assets or undertaking of the Company.
11.13	Trustee Not Bound to Act on Company’s Request
Except as otherwise specifically provided in this Note Indenture, the Trustee may but shall not be bound to act in accordance with any direction or request of the Company or until a duly authenticated copy of the instrument or Certified Resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.
11.14	Conditions Precedent to Trustee’s Obligations to Act Hereunder
(a)	The obligation of the Trustee to commence or continue any act, action or proceeding for the purpose of enforcing the rights of the Trustee and of the Holders hereunder shall be conditional upon the Holders furnishing, when required by notice in writing by the Trustee, sufficient funds to commence or continue such act, action or proceeding and an indemnity reasonably satisfactory to the Trustee to protect and hold harmless the Trustee against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof.

(b)	None of the provisions contained in this Note Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless funded and indemnified as aforesaid.

(c)	The Trustee may, before commencing or at any time during the continuance of any such act, action or proceeding require the Holders at whose instance it is acting to deposit with the Trustee the Notes held by them for which Notes the Trustee shall issue receipts.
11.15	Authority to Carry on Business
The Trustee represents to the Company that at the date of execution and delivery by it of this Note Indenture it is authorized to carry on the business of a trust corporation in the Province of British Columbia, but if, notwithstanding the provisions of this Section 11.15, it ceases to be so authorized to carry on business, the validity and enforceability of this Note Indenture and the Notes shall not be affected in any manner whatsoever by reason only of such event, but the Trustee shall, within 90 days after ceasing to be authorized to carry on business of a trust corporation in the Province of British Columbia either become so authorized or resign in the manner and with the effect specified in Section 11.2.
11.16	Acceptance of Trust
The Trustee hereby accepts the trusts in this Note Indenture declared and provided for and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Holders, subject to all the terms and conditions herein set forth.
ARTICLE 12
SUPPLEMENTAL INDENTURES
12.1	Supplemental Indentures
(a)	From time to time the Trustee and, when authorized by a Certified Resolution of the Directors, the Company, may, and they shall when required by this Note Indenture, execute, acknowledge and deliver by their proper officers, deeds or indentures supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:
(i)	adding to the covenants of the Company herein contained for the protection of the Holders or providing for Events of Default in addition to those herein specified;

(ii)	making such provisions not inconsistent with this Note Indenture as may be necessary or desirable with respect to matters or questions arising hereunder, including the making of any modifications in the form of the Notes which do not affect the substance thereof, provided that the Trustee is of the opinion, based upon the advice of Counsel, that such provisions and modifications will not be prejudicial to the interests of the Holders;
(iii)	providing for the covenants terms and provisions applicable to the issue of Additional Notes;

(iv)	giving effect to any Extraordinary Resolution passed as provided in Article 9; and

(v)	for any other purpose not inconsistent with the terms of this Note Indenture.
(b)	The Trustee may also, without the consent or concurrence of the Holders, by supplemental indenture or otherwise, concur with the Company in making any changes or corrections in this Note Indenture which it shall have been advised by Counsel are required for the purpose of curing or correcting any ambiguity or defective or inconsistent provisions or clerical omissions or mistakes or manifest errors contained herein or in any deed or indenture supplemental or ancillary hereto, provided that in the opinion of Counsel the rights of the Trustee and the Holders are in no way prejudiced thereby.
ARTICLE 13
FORM OF SERIES A NOTE
13.1	Form of Series A Note
The form for the “Series A Notes”, the certificate of the Trustee and the registration and transfer panels thereon shall be as set forth in Schedule A hereto.
ARTICLE 14
EXECUTION AND FORMAL DATE
14.1	Execution
This Note Indenture may be simultaneously executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

14.2	Formal Date
For the purpose of convenience this Note Indenture may be referred to as bearing the formal date of September 30, 1998 irrespective of the actual date of execution hereof.
Executed and delivered by the parties.

TIMBERWEST FOREST MANAGEMENT LIMITED
By:	(signed) “Beverlee F. Park”
Authorized Signatory

By:
Authorized Signatory

CIBC MELLON TRUST COMPANY
By:
Authorized Signatory

By:
Authorized Signatory

SCHEDULE A
FORM OF SERIES A NOTE
Form of Series A Note
The form for the Series A Notes, the certificate of the Trustee and the registration and transfer panels thereon shall be in the English language substantially as follows, and may include a translation into the French language:
(Form of Note — English Text)
CERTIFICATE NO.
TIMBERWEST FOREST MANAGEMENT LIMITED
(incorporated pursuant to the laws of British Columbia)
12% SERIES A NOTE
$
(“Principal Amount”)
DUE AUGUST 31, 2038
TimberWest Forest Management Limited (herein referred to as the “Company”), for value received, hereby promises to pay to                                                             , on August 31, 2038, or on such earlier or later date as the principal amount hereof may become payable in accordance with the provisions of the Note Indenture hereinafter mentioned, on presentation and surrender of this Note, the sum of $                                         in lawful money of Canada, at Vancouver, British Columbia, and to pay interest thereon from and including the Issue Date at the Interest Rate, payable, after as well as before maturity and after as well as before default and judgment, with interest on amounts in default at the same rate, on each Interest Payment Date, which amounts are subordinated to all Senior Indebtedness as provided in the Note Indenture.
Interest is payable on the 15th days of January, April, July and October of each year commencing the 15th day of January, 1999 in respect of interest accrued to the January 1, April 1, July 1 and October 1 (each an “Interest Accrual Date”) immediately preceeding 15th days of January, April, July and October respectively, subject to deferral in accordance with the provisions of the Note Indenture.
As interest becomes due on this Note (except at maturity, when interest may be paid upon the surrender thereof for payment), the Company shall cause to be: (i) sent by prepaid ordinary mail a cheque or, (ii) delivered by other transfer of funds by such means as may be considered appropriate by the Trustee, for such interest (less any Canadian Taxes required by law to be withheld or deducted therefrom) payable to the order of the Holder and addressed to it at its last address or account, as the case may be, appearing on the register, at the respective Interest Accrual Dates unless the Holder otherwise directs. In the case of joint Holders, the cheque or other transfer of funds, as the case may be, shall be payable or issued to the order of all such joint Holders and addressed to them at the last address or account, as the case may be, appearing on the register, unless such joint Holders otherwise direct. If more than one address or account appears on the register in respect of such joint Holders, the cheque or other transfer of funds, as the case may be, shall be mailed or delivered to the first address or account so appearing. In the event of non-receipt of any cheque or funds for interest by the Holder, the Company will cause to be issued to the Holder a replacement cheque or replacement transfer of funds for like amount upon being furnished with such evidence of non-receipt as it shall reasonably require and upon being indemnified to its satisfaction, acting reasonably.
The Company may, in its discretion, elect to pay any interest, including Deferred Interest, or to pay the principal amount of this Note plus accrued and unpaid interest thereon on the Maturity Date by delivering Common Shares and/or, at the election of the Company in the case of interest, Preferred Shares in accordance with the Note Indenture.
This Note is one of the Series A Notes issued under a Note Indenture (herein referred to as the “Note Indenture”) dated September 30, 1998 between the Company and CIBC Mellon Trust Company, as Trustee. The aggregate principal amount of Series A Notes and the aggregate principal amount of Notes that may be issued under the Note Indenture is unlimited. Reference is hereby expressly made to the Note Indenture and any instruments supplemental thereto for a statement and description of the terms and conditions upon which this Note is issued and the rights and remedies of the Holders of the Notes, the Company and the Trustee with respect thereto, all to the same effect as if the provisions of the Note Indenture and of any instruments supplemental thereto were herein set forth, to all of which provisions the registered Holder of this Note, by acceptance hereof, assents. In the event of any inconsistency between the provisions of this Note and the Note Indenture, the provisions of the Note Indenture shall prevail.
The Notes are issuable as fully registered Notes in denominations of $8.978806569 and integral multiples thereof only. Upon compliance with the provisions of the Note Indenture, Notes of any authorized denomination may be exchanged for an equal aggregate principal amount of Notes in any other authorized denomination or denominations.
All Notes issued under the Note Indenture rank equally and ratably without priority or preference. This Note is a direct obligation of the Company, but is not secured by any mortgage, hypothec, charge or pledge and is subordinate to all Senior Indebtedness. The Note Indenture contains no restrictions on the right of the Company to borrow or give security for any of its obligations in priority to the Notes.
The Principal Amount hereof may also become or be declared due before stated maturity on the conditions, in the manner, with the effect and at the times set forth in the Note Indenture.

This Note may only be transferred upon compliance with the conditions prescribed in the Note Indenture on the register of transfers to be kept at the principal office of the Trustee in the City of Vancouver, and in such other place or places (if any) and/or by such other registrar or registrars (if any) as the Company with the approval of the Trustee and Trustee may designate, by the registered holder hereof or his executors or administrators or other legal representatives, or his or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Trustee and/or other registrar (if any) and upon compliance with such reasonable requirements as the Trustee and/or other registrar may prescribe, and then, only if such transfer shall have been duly entered on one of the appropriate registers or noted on this Note by a proper registrar.
The Note Indenture contains provisions making binding upon all Holders of Notes outstanding thereunder resolutions passed at meetings of such Holders held in accordance with such provisions and instruments in writing signed by the Holders of a specified percentage of the principal amount of the Notes outstanding.
This Note shall not become obligatory for any purpose until it shall have been certified by the Trustee for the time being under the Note Indenture.
Unless otherwise defined, all initially capitalized terms used herein shall have the meanings ascribed to such terms in the Note Indenture.
In witness whereof TimberWest Forest Management Limited has caused this Note to be signed by its duly authorized officers as of the • day of •, 19•.

TIMBERWEST FOREST MANAGEMENT LIMITED
By:
Authorized Signatory

By:
Authorized Signatory

THIS NOTE IS NOT VALID UNTIL CERTIFIED BY THE TRUSTEE.

TRUSTEE’S CERTIFICATE
This Note is a Note referred to in the Note Indenture dated as of September 30, 1998 between TimberWest Forest Management Limited and CIBC Mellon Trust Company, as Trustee.

CIBC MELLON TRUST COMPANY, Trustee
By:
Authorized Signatory

By:
Authorized Signatory

(FORM OF TRANSFER PANEL)
TRANSFER FORM
FOR VALUE RECEIVED the undersigned sells, assigns and transfers unto:

(Please print or typewrite name and address of assignee)
the within Series A Note of TIMBERWEST FOREST MANAGEMENT LIMITED and hereby irrevocably constitutes and appoints                                                                                                      , Attorney to transfer the said Series A Note on the registers of the Series A Notes due August 31, 2038 of the said Company, with full power of substitution in the premises.

Date:
(Signature of Transferor)
The signature of the Transferor must correspond with the name written upon the face of this certificate in every particular without alteration or enlargement or change whatsoever.
The signature of the registered holder of the within Series A Note to the foregoing assignment must be guaranteed by a chartered bank, by a trust company, or by a member firm of The Toronto Stock Exchange.

(Signature of Guarantor)

SCHEDULE B
FORM OF SUBORDINATION AGREEMENT
SUBORDINATION AGREEMENT
     THIS SUBORDINATION AGREEMENT dated as of the                      day of                                                              ,
AMONG:
                                                            , in its capacity as Senior Lender under the Senior Obligations Instrument (as herein defined)
OF THE FIRST PART
AND:
CIBC MELLON TRUST COMPANY, in its capacity as Note Trustee (as herein defined)
OF THE SECOND PART
AND:
TIMBERWEST FOREST CORP., a company incorporated under the laws of the Province of British Columbia
OF THE THIRD PART
[AND:
TIMBERWEST FOREST LIMITED, PACIFIC FOREST PRODUCTS LIMITED, PFP FOREST LTD. and TIMBERWEST FOREST COMPANY, all companies incorporated under the laws of, or, in the case of TimberWest Forest Company, a partnership formed under the laws of, the Province of British Columbia
OF THE FOURTH PART]
WHEREAS:
A.	The Company has entered into the Senior Obligations Instrument with the Senior Lender pursuant to which the Senior Lender has agreed to provide the Senior Obligations to the Company;

[B.	The obligations of the Company under the Senior Obligations Instrument were guaranteed by each of the Guaranteeing Subsidiaries;]

C.	The Company has entered into the Note Indenture with the Note Trustee, providing for the issue of the Notes and the subordination of the Notes to Senior Indebtedness (as defined in the Note Indenture);

D.	The parties nave agreed to enter into this Agreement in order to provide for certain matters relating to, and the respective priorities of, the Senior Obligations and the Note Obligations.
NOW THEREFORE THIS AGREEMENT WITNESSES THAT, in consideration of the premises and of the sum of $10.00 now paid by each party hereto to the other parties hereto (the receipt and sufficiency of which are hereby acknowledged by each party hereto) and for other good and valuable consideration, the parties hereto agree as follows:
ARTICLE 1
INTERPRETATION
1.1	Defined Terms
In this Agreement (including the recitals), unless otherwise defined herein, the following terms have the following meaning:
(a)	“$” means lawful money of Canada;

(b)	“Assignee” means a person which accepts an assignment of all or any part of the interest of the Senior Lender in the Senior Obligations;

(c)	“Business Day” means any day of the year, other than a Saturday, Sunday or any other day on which banks are required or authorized to close in Vancouver or Toronto;

(d)	“Company” means TimberWest Forest Corp., a company incorporated under the Company Act (British Columbia) and its successors, formerly called TimberWest Forest Holdings Ltd. and TimberWest Forest Management Limited;

(e)	“Enforcement Proceeds” means all cash and non-cash proceeds received by the Senior Lender, the Note Trustee or any Noteholder pursuant to the enforcement of their respective rights to payment of the Senior Obligations or the Note Obligations following the occurrence of any Event of Default (as defined in the Senior Obligations Instrument or the Note Indenture, respectively), including without limitation:

(i)	all amounts paid by the Company to the Senior Lender, the Note Trustee or any Noteholder pursuant to a demand or court order or upon execution pursuant to any court order;

(ii)	all amounts paid by any Guaranteeing Subsidiary to the Senior Lender, the Note Trustee or any Noteholder pursuant to a demand under any guarantee executed by such Guaranteeing Subsidiary or pursuant to a court order or upon execution pursuant to any court order;

(iii)	all proceeds received upon any dissolution, liquidation, winding-up, reorganization, bankruptcy, insolvency or receivership of the Company or any of its Subsidiaries or any other arrangement or marshalling of the assets of the Company or any of its Subsidiaries that is similar thereto;

(iv)	all proceeds of any insurance claim resulting from the loss or destruction of any assets owned or held by the Company or any of its Subsidiaries;

(v)	all proceeds of any expropriation or condemnation of any assets owned or held by the Company or any of its Subsidiaries;
(f)	“Guaranteeing Subsidiary” means any and all Subsidiaries of the Company which have executed or may at any time hereafter execute a guarantee of the indebtedness of the Company under the Senior Obligations Instrument [and of the date hereof means TimberWest Forest Limited, Pacific Forest Products Limited, PFP Forest Ltd. and TimberWest Forest Company];
(g)	“Note Obligations” means, at any particular time, the aggregate of:
(i)	the principal amount outstanding under the Notes;

(ii)	all interest (including interest on overdue interest) owed by the Company to the Noteholders in respect of the Notes; and

(iii)	all other fees, costs, expenses and other amounts payable to any Noteholder or to the Note Trustee under or pursuant to the Notes or the Note Indenture, including any make-whole amount or redemption premium payable upon any acceleration or redemption of the Notes;
(h)	“Note Indenture” means the indenture dated as of September 30, 1998 between the Company and the Note Trustee, as amended, modified, supplemented or restated from time to time;
(i)	“Noteholders” means the initial purchasers of the Notes and any subsequent purchaser or holder of any of the Notes and their respective successors and, in the singular, means any one of them;

(j)	“Notes” means the unsecured subordinate notes of the Company issued pursuant to the Note Indenture, as the same may be amended, modified, replaced or restated from time to time, including without limitation the 12% Series A Notes due August 31, 2038;

(k)	“Note Trustee” means CIBC Mellon Trust Company and any successor trustee appointed in accordance with the Note Indenture;

(l)	“person” means an individual, partnership, joint venture, corporation, limited liability corporation or other incorporated entity, company, undertaking, trust, unincorporated organization, or a government or agency or political subdivision thereof;

(m)	“Senior Lender” means ___________________________________________________________________________________

;

(n)	“Senior Obligations Instrument” means _____________________________________________________________________

;

(o)	“Senior Obligations” means, at any particular time, the aggregate of:
(i)

;

(ii)	all interest (including interest on overdue interest) owing by the Company to the Senior Lender under the Senior Obligations Instrument;

(iii)	all other fees, costs, expenses and other amounts payable to the Senior Lender under or pursuant to the Senior Obligations Instrument; and

(iv)	without duplication, all obligations of any Guaranteeing Subsidiary under its respective guarantee of the obligations of the Company under or pursuant to the Senior Obligations Instrument;
(p)	“Subordinated Creditors” means the Note Trustee and the Noteholders; and

(q)	“Subsidiary” has the meaning ascribed to that term in the Company Act (British Columbia) as at the date hereof.

ARTICLE 2
CONSENT AND ACKNOWLEDGEMENT
2.1	Consent of Note Trustee
The Note Trustee, both on its own behalf and on behalf of the Noteholders, hereby consents to the incurring by the Company and its Subsidiaries of the Senior Obligations, whether the Senior Obligations were or are incurred prior to, concurrently with or at any time after execution of this Agreement.
2.2	Acknowledgement
The Note Trustee, both on its own behalf and on behalf of the Noteholders, acknowledges that the Senior Obligations constitute Senior Indebtedness under the Note Indenture and shall be entitled to all rights, priorities and benefits accorded to Senior Indebtedness under the Note Indenture, including without limitation the rights, priorities and benefits provided to Senior Indebtedness and to the holders of Senior Indebtedness in Article 5 of the Note Indenture, without in any way limiting any further or other rights, covenants, priorities or benefits provided to the holders of Senior Obligations under this Agreement.
2.3	Outstanding Notes
The Note Trustee represents and warrants to the Senior Lender that, as at the date hereof, the are the only Notes issued and outstanding under the Note Indenture.
ARTICLE 3
PRIORITY OF OBLIGATIONS
3.1	Postponement of Note Obligations
Except as otherwise expressly provided in Section 3.3, the Note Obligations shall be and are hereby postponed and made subordinate in right of payment to the prior payment in full in cash of the Senior Obligations.
3.2	Prohibited Payments to Noteholders
Except as otherwise expressly provided in Section 3.3, the Company shall not make and shall not be entitled to make and the Subordinated Creditors shall not accept and shall not be entitled to accept, any payment or prepayment of principal, interest or other amount under the Notes or the Note Indenture, whether in the form of cash, securities or otherwise.

3.3	Permitted Payment to Noteholders
Notwithstanding Sections 3.1 and 3.2, the Company may make, and the Subordinated Creditors may receive:
(a)	payments (but not prepayments) on account of interest owing by the Company to the Noteholders, in accordance with the terms of the Notes and the Note Indenture;

(b)	after August 31, 2038 or such later Maturity Date (as defined in the Note Indenture) of the Notes as may be established pursuant to Section 2.19 of the Note Indenture payments pursuant to the Note Indenture on account of principal owing by the Company under the Notes; and

(c)	payments pursuant to Section 3.4 of the Note Indenture on account of the reasonable remuneration and the costs and expenses of the Note Trustee;
provided in each case that no Default or Event of Default (as defined in the Senior Obligations Instrument) has occurred and is continuing as at the date of such payment.
3.4	Permitted Noteholder Acceleration
The Note Trustee or the Noteholders shall be entitled to accelerate the time for payment of the Note Obligations in accordance with the terms of the Notes and the Note Indenture if and only if a Default or Event of Default (as defined in the Note Indenture) has occurred and continues for a period of 36 months after notice in writing of such Default or Event of Default has been given by the Note Trustee to the Senior Lender. The Senior Lender may, in its sole discretion and upon notice to the Note Trustee and the Company, cure on behalf of the Company any Default or Event of Default (as defined in the Note Indenture), provided that the Senior Lender shall not be obligated to cure any such Default or Event of Default on behalf of the Company and no such action by the Senior Lender shall require the Senior Lender to cure any other such Defaults or Events of Default or shall operate as a derogation of the rights and remedies of the Senior Lender under this Agreement and the Senior Obligations Instrument.
3.5	Covenants of the Noteholders
Without the prior written consent of the Senior Lender, the Subordinated Creditors shall not and shall not be entitled to:
(a)	accelerate the time for payment of any of the Note Obligations except as provided in Section 3.4 of this Agreement;

(b)	petition the Company or any Guaranteeing Subsidiary into bankruptcy or initiate, or participate in the initiation of, any similar proceeding unless the Subordinated Creditors are entitled to accelerate the time for payment of the Note Obligations as provided in Section 3.4 of this Agreement;

(c)	amend, alter or otherwise modify the Note Indenture or any of the Notes, except for clerical or corrective changes pursuant to Section 12.1(b) of the Note Indenture; or

(d)	commence or initiate any action or proceeding to recover or receive payment of any of the Note Obligations, provided, however, that the Noteholders shall be entitled to commence or initiate any such action or proceeding consequent upon an acceleration of the time for payment of any of the Note Obligations in accordance with Section 3.4 of this Agreement and may obtain judgment and levy execution with respect thereto, subject to any proceeds of execution being applied first to the repayment in full of the Senior Obligations.
3.6	No Security for Note Obligations
Neither the Company nor any of its Subsidiaries nor any person on its or their behalf shall or shall be entitled to grant, deliver or provide any security to any of the Subordinated Creditors, and the Subordinated Creditors shall not and shall not be entitled to obtain, accept or hold any security from the Company or any of its Subsidiaries or any person on its or their behalf, for payment of the Note Obligations or performance of any of the obligations of the Company under the Note Indenture. The Note Trustee represents and warrants to the Senior Lender that as of the date hereof the Note Trustee does not hold any security for payment of the Note Obligations or performance of any of the obligations of the Company under the Note Indenture.
3.7	No Challenge
None of the Subordinated Creditors will dispute or contest, or commence or initiate any action or proceeding to dispute or contest:
(a)	the postponement and subordination of the Note Obligations to the Senior Obligations as provided in this Agreement or in the Note Indenture; or

(b)	the validity or enforceability of this Agreement against the Note Trustee or any of the Noteholders.
3.8	Application of Enforcement Proceeds
(a)	All Enforcement Proceeds not in the form of cash shall be forthwith delivered (subject to the Senior Lender’s acceptance of such delivery) to the Senior Lender and disposed of, or realized upon, by the Senior Lender in a commercially reasonable manner so as to produce proceeds in the form of cash.

(b)	All Enforcement Proceeds in the form of cash shall be applied and distributed as follows:

(i)	firstly, to the payment of all reasonable costs and expenses incurred by the Senior Lender in the exercise of all or any of the powers granted to it under the Senior Obligations;

(ii)	secondly, to the payment or prepayment of the Senior Obligations in full (including holding cash to be applied against Senior Obligations which have not then matured) in such manner as the Senior Lender may see fit or have agreed upon; and

(iii)	the balance, if any, in accordance with applicable law.
3.9	Winding Up
In the event of any payment or distribution of assets of the Company or any Guaranteeing Subsidiary or any other Subsidiary of the Company upon or under any dissolution, winding-up, liquidation or scheme of arrangement (or reorganization equivalent thereto) or any insolvency, receivership or bankruptcy proceedings of the Company, any Guaranteeing Subsidiary or any other Subsidiary of the Company, whether pursuant to the Companies’ Creditors Arrangement Act, the Bankruptcy and Insolvency Act, the Winding-up Act or any bankruptcy, insolvency or analogous law of Canada, any province thereof or any other jurisdiction or any assignment for the benefit of creditors, any such payment or distribution of assets shall be treated for all purposes of this Article 3 as Enforcement Proceeds and shall be applied and distributed in accordance with the provisions of Section 3.8 of this Agreement.
3.10	Application of this Agreement
The rights of the Senior Lender and the obligations of Subordinated Creditors, the postponement and subordination of the Note Obligations to the Senior Obligations, the application and distribution of Enforcement Proceeds in respect of the Senior Obligations in priority to the Note Obligations in accordance with Section 3.8, and all covenants of the Subordinated Creditors contained in this Agreement, shall in each case apply and be enforceable notwithstanding:
(a)	the time or sequence in which the Senior Obligations Instrument or the Note Indenture are executed or delivered;

(b)	the time or sequence in which any of the Senior Obligations or the Note Obligations becomes due (whether at their stated maturity, by acceleration or otherwise) or are incurred;

(c)	the time or sequence of commencement or completion of any proceedings to enforce or collect any of the Senior Obligations or the Note Obligations, to crystallize, enforce or realize on the Senior Obligations Instrument or the Note Indenture or the time or sequence in which any order or judgment in respect thereof is made or entered or any execution is obtained or registered or any other proceeding is commenced or completed; or

(d)	any other factor of legal relevance, whether similar or dissimilar to any of the foregoing, other than this Agreement, establishing the priority or ranking or relative rights of enforcement among the Senior Lender, the Note Trustee and the Noteholders.
3.11	Effect of Non-Compliance
In the event any non-cash Enforcement Proceeds are delivered to or received by the Note Trustee or the Noteholders in contravention of this Agreement, the Note Trustee or the Noteholders, as the case may be, shall hold such Enforcement Proceeds in trust for the Senior Lender and shall forthwith deliver such Enforcement Proceeds to the Senior Lender. In the event any cash Enforcement Proceeds, prepayments or other payments are made to or received by the Note Trustee or the Noteholders in contravention of this Agreement, the Note Trustee or the Noteholders, as the case may be, shall hold such Enforcement Proceeds, prepayments or other payments in trust for the Senior Lender and shall forthwith pay such Enforcement Proceeds, prepayments or other payments to the Senior Lender for application pursuant to Section 3.8 of this Agreement.
Any action taken or thing done by the Note Trustee or the Noteholders in contravention of this Agreement shall be null and void and of no effect.
ARTICLE 4
PROVISION OF INFORMATION
4.1	Notice of Certain Events by Senior Lender
The Senior Lender, promptly and in any event within ten Business Days of obtaining knowledge of the occurrence of a Default or an Event of Default (each as defined in the Senior Obligations Instrument), shall use commercially reasonable efforts to give written notice thereof to the Note Trustee, provided that the failure of the Senior Lender to provide such notice shall not adversely affect any party’s rights and benefits under this Agreement or give rise to any other liability on the part of the Senior Lender.
4.2	Notice of Certain Events by Note Trustee
The Note Trustee, promptly and in any event within ten Business Days of obtaining knowledge of the occurrence of a Default or an Event of Default (each as defined in the Note Indenture), shall use commercially reasonable efforts to give notice thereof to the Senior Lender, provided that the failure of the Note Trustee to provide such notice shall not adversely affect any party’s rights and benefits under this Agreement or give rise to any other liability on the part of the Note Trustee.

4.3	Notice of Meeting of Noteholders and Amendments to Note Indenture
The Note Trustee shall provide the Senior Lender with notice of each meeting of Noteholders forthwith upon the sending, or the receipt, by the Note Trustee of the notice convening such meeting, together with a copy of such notice. The Note Trustee shall provide the Senior Lender with a copy of all amendments, modifications and other changes to the Note Indenture forthwith after the approval of same.
ARTICLE 5
REPRESENTATIONS AND WARRANTIES
5.1	Representations and Warranties of all Parties
Each of the Senior Lender and the Note Trustee, on behalf of itself and the Noteholders, represents and warrants to and in favour of, and agrees with each of the others, as follows:
(a)	it has not relied, and will not hereafter rely, on any other party to this Agreement, or any party’s directors, officers, employees, auditors or legal counsel, to appraise or keep under review on its behalf, or inform it of, the financial condition, creditworthiness or affairs of the Company or any of its Subsidiaries; and

(b)	no party to this Agreement shall be bound to ascertain or inquire as to the performance or observance of any covenants or agreements of the Company or any of its Subsidiaries contained in the Senior Obligations Instrument or the Note Indenture.
5.2	Representations and Warranties of the Note Trustee
The Note Trustee hereby represents and warrants to the Senior Lender as follows and acknowledges and confirms that the Senior Lender is relying upon such representations and warranties in agreeing to provide the Senior Obligations to the Company under the Senior Obligations Instrument:
(a)	the Note Trustee is a trust company duly incorporated and organized and validly subsisting under the laws of Canada and has all requisite corporate capacity, power and authority to enter into and carry out the transactions contemplated by this Agreement;

(b)	all necessary action, corporate or otherwise, has been taken to authorize the execution, delivery and performance of this Agreement by the Note Trustee, the Note Trustee has duly executed and delivered this Agreement, and this Agreement is a legal, valid and binding obligation of the Note Trustee, enforceable against the Note Trustee by the Senior Lender in accordance with its terms; and

(c)	the Note Trustee is the duly authorized trustee and agent of the Noteholders for all purposes of this Agreement and has the authority to bind the Noteholders to the provisions of this Agreement.
5.3	Confirmation by the Company
The Company hereby confirms to the Senior Lender and to the Note Trustee that the Note Trustee is entering into this Agreement at the request and with the approval of the Company.
5.4	Guaranteeing Subsidiary
If, in accordance with the Senior Obligations Instrument, any Subsidiary of the Company becomes a Guaranteeing Subsidiary after the date of this Agreement, the Company will cause such Subsidiary, concurrently with the execution by such Subsidiary of a guarantee of the indebtedness of the Company under the Senior Obligations Instrument, to execute a subordination agreement in respect of its obligations under such guarantee on the same terms as this Agreement.
ARTICLE 6
GENERAL
6.1	Assignment
Any assignee of or successor to the Senior Lender, the Note Trustee or any Noteholder shall, without the need for any further document, be entitled to the rights and benefits of the assignor or predecessor pursuant to this Agreement, and shall be deemed to have agreed with and shall be obligated to comply with this Agreement. At the request of the Senior Lender or any assignee or successor of the Senior Lender, the Note Trustee shall execute an instrument in form satisfactory to the parties, acting reasonably, confirming and acknowledging that the provisions of this Agreement continue to apply in favour of such assignee or successor.
6.2	Governing Law
This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and of Canada applicable therein and shall be treated in all respects as a British Columbia contract.
6.3	Notices
All notices and communications provided for hereunder shall be in writing and sent (a) by facsimile transmission if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (with charges prepaid), (b) by first class United States or Canadian mail (with charges prepaid) or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice shall be addressed:

(a)	If to the Senior Lender:

Facsimile: Attention:

(b)	If to the Note Trustee:

1177 West Hastings Street Mall Level Vancouver, British Columbia V6E 2K3

Facsimile: (604) 688-4301 Attention: Manager, Corporate Trust Department
or at such other address as the Senior Lender or the Note Trustee shall have specified to the other parties by notice duly given in accordance with this Section 6.3. All notices to the Noteholders shall be sent to the Note Trustee for forwarding to the Noteholders. Notices under this Section 6.3 will be deemed given only when actually received.
6.4	Amendments
This Agreement may not be amended or modified, and no provision of this Agreement may be waived, except by an agreement in writing signed by each of the Senior Lender, the Note Trustee and the other parties hereto.
6.5	Benefits of Agreement Restricted
Nothing herein expressed or implied is intended or shall be construed to give anyone other than the Senior Lender, the Note Trustee and the Noteholders, and their respective successors and assigns, any legal or equitable right, remedy or claim under or in respect hereof or the benefit of any covenant, condition or provision contained herein; and all such covenants, conditions and provisions are and shall be held to be for the sole and exclusive benefit of the Senior Lender, the Note Trustee, the Noteholders and their successors and assigns. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

6.6	Non-Impairment of Senior Lender’s Rights
The Senior Lender may extend, renew, modify or increase the Senior Obligations owing to it or amend or waive any terms of the Senior Obligations Instrument, and may otherwise deal freely with the Company and its Subsidiaries, all without affecting the liabilities and obligations of the Subordinated Creditors hereunder.
6.7	Remedies for Breach
Each of the parties hereby agrees that all covenants, provisions and restrictions contained herein are necessary and fundamental in order to establish the respective priorities of the Senior Lender and the Subordinated Creditors in connection with the Senior Obligations and the Note Obligations and that a breach of any such covenant, provision or restriction would result in damages that could not adequately be compensated by monetary award. Accordingly, it is expressly agreed that in addition to all other remedies available to it including, without limitation, any action for damages, the Senior Lender shall be entitled to the immediate remedy of a restraining order, interim injunction, injunction or other form of injunctive or other relief as may be decreed or issued by any court of competent jurisdiction to restrain or enjoin such party from breaching any such covenant, provision or restriction.
6.8	Severability
Should any part of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid or unenforceable portion hereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including herein any such part which may, for any reason, be hereafter declared invalid or unenforceable.
6.9	Execution In Counterparts
This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.
6.10	Term of the Agreement
This Agreement shall remain in full force and effect until a written agreement of the parties to the contrary is entered into or until such time as all the Senior Obligations are satisfied and indefeasibly paid in full and the Senior Lender has no further obligations or commitments to the Company under the Senior Obligations Instrument.

6.11	Entire Agreement
This Agreement constitutes the entire agreement between the parties and, except as stated herein, contains all the representations and warranties of the respective parties.
6.12	Conflicts
This Agreement shall prevail, and the terms of this Agreement shall govern, in the event of a conflict between the terms of this Agreement and the terms of the Senior Obligations Instrument or the Note Indenture.
6.13	Further Assurances
Each of the parties hereto shall from time to time execute and deliver such further documents and do such further acts or things as may from time to time be necessary to carry out the full intent and purpose of this Agreement and each part thereof.
IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

By:

By:

CIBC MELLON TRUST COMPANY

By:

By:

TIMBERWEST FOREST CORP.

By:

By:

[TIMBERWEST FOREST LIMITED

By:

By:	]

[PACIFIC FOREST PRODUCTS LIMITED

By:

By:	]

[PFP FOREST LTD.

By:

By:	]

[TIMBERWEST FOREST COMPANY By its Partners: TIMBERWEST FOREST CORP., Managing Partner

By:

By:

TIMBERWEST FOREST LIMITED, Partner

By:

By:

PFP FOREST LTD., Partner

By:

By:

TIMBERWEST FOREST CORP.
- and -
MONTREAL TRUST COMPANY OF CANADA
- and -
CIBC MELLON TRUST COMPANY
First Supplemental Indenture
to
Note Indenture made as of September 30, 1998
providing for the issue of Notes

          THIS SUPPLEMENTAL INDENTURE made as of the 22nd day of February, 1999 among TimberWest Forest Corp. (the “Corporation”), Montreal Trust Company of Canada (“Montreal Trust”) and CIBC Mellon Trust Company (“CIBC Mellon”).
          WHEREAS by a note indenture made the 30th day of September, 1998, between the Corporation and CIBC Mellon as Trustee (the “Indenture”) provision was made for the issue of the Notes.
          AND WHEREAS CIBC Mellon has agreed, at the request of the Corporation, to transfer to Montreal Trust its appointment as Trustee under the Indenture;
          AND WHEREAS Montreal Trust is willing to accept such appointment and represents that it has the qualifications to act as Trustee as provided for in the Indenture;
          AND WHEREAS the parties wish to execute this Supplemental Indenture for the purpose of providing for the appointment of Montreal Trust as Trustee;
          AND WHEREAS all necessary corporate action has been taken by the parties hereto for the execution and delivery of this Supplemental Indenture.
NOW THEREFORE IT IS HEREBY AGREED AS FOLLOWS:
ARTICLE 1
INTERPRETATION
1.1 Incorporation of Indenture. This Supplemental Indenture is supplemental to and shall hereafter be read in conjunction with the Indenture and the Indenture and this Supplemental Indenture shall hereinafter have effect so far as practicable as if all the provisions thereof and hereof were contained in one instrument. In this Supplemental Indenture and the recitals hereto, unless there is something in the subject matter or context inconsistent therewith, or unless so stated to the contrary in this Supplemental Indenture, the words and expressions herein contained which are defined in the Indenture shall have the meanings given to such words and expressions in the Indenture.
1.2 Reference to and Effect on the Indenture. On and after the date hereof, each reference in the Indenture to “this Indenture”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Indenture in any and all agreements, documents and instruments delivered by all or any one or more of the Corporation, Montreal Trust, CIBC Mellon or any other person shall mean and refer to the Indenture as amended hereby.
1.3 Interpretation not Affected by Headings, etc. The division of this Supplemental Indenture into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.
1.4 Singular, Plural, etc. As used herein, the singular shall include the plural and the singular as the content shall require.

ARTICLE 2
RESIGNATION AND REPLACEMENT OF TRUSTEE
2.1 Notice of Resignation. CIBC Mellon hereby gives notice to the Corporation and the Holders of its intention to resign as Trustee under the Indenture effective as of the date hereof.
2.2 Waiver of Notice. The Corporation hereby accepts as sufficient the notice of resignation given by CIBC Mellon in Section 2.1.
2.3 Resignation and Replacement of Trustee. In accordance with the Indenture and its notice provided in Section 2.1, CIBC Mellon hereby resigns as Trustee, which resignation is hereby accepted by the Corporation and CIBC Mellon is hereby discharged from all duties and liabilities under the Indenture insofar and to the extent only that such duties and liabilities arise from and after the date hereof and relate to any period, date or time that shall commence or occur on or after the date hereof. For greater certainty CIBC Mellon continues to be liable for all duties and liabilities of the Trustee for the period prior to the date hereof.
2.4 Appointment of Montreal Trust. The Corporation hereby appoints Montreal Trust as Trustee under the Indenture in replacement of and as successor to Montreal Trust and acknowledges and declares that Montreal Trust is vested as of and from the date hereof with the powers, rights, and interests of the Trustee under the Indenture upon the trusts set forth therein.
2.5 Acceptance by Montreal Trust. Montreal Trust hereby accepts its appointment under Section 2.4 as Trustee under the Indenture and agrees as of and from the date hereof to (i) perform its duties and obligations as Trustee under the Indenture; and (ii) hold all the rights, privileges and benefits conferred thereby and by law in trust for the persons who shall from time to time be Holders subject to all the terms and conditions set forth in the Indenture as supplemented and amended hereby.
2.6 Representation and Warranty by Montreal Trust. Montreal Trust hereby represents and warrants to the Corporation that it is a corporation authorized to carry on the business of a trust company in the Province of British Columbia and every other jurisdiction in Canada where such authorization or qualification is necessary to enable it to act as the Trustee under the provisions of the Indenture.
2.7 Assignment. CIBC Mellon hereby transfers and assigns absolutely to Montreal Trust all of its title and interest in and to all property which is subject to the trusts set forth in the Indenture and Montreal Trust hereby accepts all of CIBC Mellon’s title and interest therein and thereto.
2.8 Indemnity. The Company hereby agrees to indemnify CIBC Mellon for all costs and expenses payable by the Company to CIBC Mellon pursuant to Section 3.4 of the Indenture as incurred in completing all of its duties under the Indenture and this Supplemental Indenture. This indemnity shall survive the execution of this Supplemental Indenture.
ARTICLE 3
AMENDMENTS TO THE INDENTURE
3.1 Notice. The address of the Trustee as set forth in Section 10.2 of the Indenture is hereby deleted and the following substituted thereto:
Montreal Trust Company of Canada
4th Floor, 510 Burrard Street
Vancouver, British Columbia
V6C 3B9
Facsimile: (604) 685-4079
Attention: Manager, Client Services (Corporate Trust Department)

3.2 Confirmation. The Corporation hereby acknowledges and confirms that, except as specifically amended by the provisions of this Supplemental Indenture, all of the terms and conditions contained in the Indenture are and shall remain in full force and effect, unamended, in accordance with the provisions thereof on the same basis as if Montreal Trust had been originally named as Trustee in the Indenture. The Corporation hereby further agrees that the name of Montreal Trust shall in all respects be construed in the place and stead of the name CIBC Mellon in the Indenture and in all other documents delivered in connection therewith, including, without limitation, the Notes. The amendments provided for in this Supplemental Indenture shall not prejudice any act or thing done prior to the date of this Supplemental Indenture.
ARTICLE 4
MISCELLANEOUS
4.1 Further Assurances. The parties hereto covenant and agree to execute and deliver such further and other instruments and to take such further or other action as may be necessary or advisable to give effect to this Supplemental Indenture and the provisions hereof.
4.2 Counterparts. This Supplemental Indenture may be simultaneously executed in several counterparts, each of which so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument.
          IN WITNESS WHEREOF the parties have executed this Supplemental Indenture on the date first mentioned above under the hands of their proper officers duly authorized in that behalf.

TIMBERWEST FOREST CORP.

Per:	(Signed) “Beverlee Park”

c/s
Per:	(Signed) “James Logan”

MONTREAL TRUST COMPANY OF CANADA

Per:	(Signed) “Ken McGregor”

c/s
Per:	(Signed) “Alice Kollen”

CIBC MELLON TRUST COMPANY

Per:	(Signed) “T. Murphy”

c/s
Per:	(Signed) “Connie Gauvreau”

TIMBERWEST FOREST CORP.
- and –
MONTREAL TRUST COMPANY OF CANADA
- and –
COMPUTERSHARE TRUST COMPANY
Second Supplemental Indenture
to
Note Indenture made as of September 30, 1998
providing for the issue of Notes

THIS SECOND SUPPLEMENTAL INDENTURE made as of the 1st day of January, 2002 among TimberWest Forest Corp. (the “Corporation”), Montreal Trust Company of Canada (“Montreal Trust”) and Computershare Trust Company of Canada (“Computershare”).
WHEREAS by a note indenture made the 30th day of September, 1998 between the Corporation and CIBC Mellon Trust Company (“CIBC”), as amended by a First Supplemental Indenture dated as of February 22, 1999 between the Corporation, CIBC and Montreal Trust (which Indenture and any and all note indentures heretofore supplemental thereto are herein collectively referred to as the “Indenture”), provision was made for the issue of the Notes;
AND WHEREAS Computershare and Montreal Trust represent that Computershare acquired the stock transfer and corporate trust businesses of Montreal Trust pursuant to an Asset Purchase Agreement dated as of June 30, 2000, and pursuant thereto Montreal Trust has agreed to transfer to Computershare its appointment as trustee under the Indenture, subject to the agreement of the Corporation;
AND WHEREAS to give effect to the foregoing, Montreal Trust desires, in accordance with the terms of the Indenture, to resign as trustee thereunder and to be discharged from the trusts thereof, and to transfer to Computershare all of its rights, powers and trusts under the Indenture;
AND WHEREAS Computershare is willing to accept such appointment and represents that it has the qualifications to act as Trustee as provided for in the Indenture;
AND WHEREAS the Corporation is prepared to accept Montreal Trust’s resignation and to appoint Computershare as the successor trustee under the Indenture;
AND WHEREAS the parties wish to execute this Second Supplemental Indenture for the purpose of providing for the resignation of Montreal Trust as trustee and the appointment of Computershare as successor trustee, such resignation and appointment to take effect as of January 1st, 2002 (the “Transfer Date”);
AND WHEREAS all necessary corporate action has been taken by the parties hereto for the execution and delivery of this Second Supplemental Indenture.
NOW THEREFORE IT IS HEREBY AGREED AS FOLLOWS:
ARTICLE 1 - INTERPRETATION
1.1 Incorporation of Indenture. This Second Supplemental Indenture is supplemental to and shall hereafter be read in conjunction with the Indenture and the Indenture and this Second Supplemental Indenture shall hereinafter have effect so far as practicable as if all the provisions thereof and hereof were contained in one instrument. In this Second Supplemental Indenture and the recitals hereto, unless there is something in the subject matter or context inconsistent therewith, or unless so stated to the contrary in this Second Supplemental Indenture, the words and expressions herein contained which are defined in the Indenture shall have the meanings given to such words and expressions in the Indenture.

1.2 Reference to and Effect on the Indenture. On and after the date hereof, each reference in the Indenture to “this Indenture”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Indenture in any and all agreements, documents and instruments delivered by all or any one or more of the Corporation, Montreal Trust, Computershare or any other person shall mean and refer to the Indenture as amended hereby.
1.3 Interpretation not Affected by Headings, etc. The division of this Second Supplemental Indenture into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.
1.4 Singular, Plural, etc. As used herein, the singular shall include the plural and the singular as the content shall require.
ARTICLE 2 — RESIGNATION AND REPLACEMENT OF TRUSTEE
2.1 Notice of Resignation. Montreal Trust hereby gives notice to the Corporation of its intention to resign as Trustee under the Indenture effective as of the Transfer Date.
2.2 Waiver of Notice. The Corporation hereby accepts as sufficient the notice of resignation given by Montreal Trust in Section 2.1.
2.3 Resignation and Replacement of Trustee. In accordance with the Indenture and its notice provided in Section 2.1, Montreal Trust hereby resigns as Trustee, such resignation to be effective as of the Transfer Date, which resignation is hereby accepted by the Corporation and Montreal Trust is hereby discharged from all duties and liabilities under the Indenture insofar and to the extent only that such duties and liabilities arise from and after the Transfer Date and relate to any period, date or time that shall commence or occur on or after the Transfer Date. For greater certainty Montreal Trust continues to be liable for all duties and liabilities of the Trustee for the period prior to the Transfer Date.
2.4 Appointment of Computershare. The Corporation hereby appoints Computershare as Trustee under the Indenture in replacement of and as successor to Montreal Trust, such appointment to be effective as of the Transfer Date, and acknowledges and declares that Computershare is vested as of and from the Transfer Date with the powers, rights, and interests of the Trustee under the Indenture upon the trusts set forth therein.
2.5 Acceptance by Computershare. Computershare hereby accepts its appointment under Section 2.4 as Trustee under the Indenture and agrees as of and from the Transfer Date to (i) perform its duties and obligations as Trustee under the Indenture; and (ii) hold all the rights, privileges and benefits conferred thereby and by law in trust for the persons who shall from time to time be Holders subject to all the terms and conditions set forth in the Indenture as supplemented and amended hereby.
2.6 Representation and Warranty by Computershare. Computershare hereby represents and warrants to the Corporation that it is a corporation authorized to carry on the business of a trust company in the Province of British Columbia and every other jurisdiction in Canada where such authorization or qualification is necessary to enable it to act as the Trustee under the provisions of the Indenture.
2.7 Assignment. Montreal Trust hereby transfers and assigns absolutely to Computershare, with effect as of the Transfer Date, all of its title and interest in and to all property which is subject to the trusts set forth in the Indenture and Computershare hereby accepts all of Montreal Trust’s title and interest therein and thereto.
ARTICLE 3 — AMENDMENTS TO THE INDENTURE
3.1 Notice. The address of the Trustee as set forth in Section 10.2 of the Indenture is hereby deleted and the following substituted therefor:
Computershare Trust Company of Canada
510 Burrard Street
Vancouver, British Columbia
V6C 3B9
Attention: Manager, Corporate Trust Department
Facsimile: (604) 685-4079
3.2 Confirmation. The Corporation hereby acknowledges and confirms that, except as specifically amended by the provisions of this Second Supplemental Indenture, all of the terms and conditions contained in the Indenture are and shall remain in full force and effect, unamended, in accordance with the provisions thereof on the same basis as if Computershare had been originally named as Trustee in the Indenture. The Corporation hereby further agrees that the name of Computershare shall in all respects be construed in the place and stead of the name Montreal Trust in the Indenture and in all other documents delivered in connection therewith, including, without limitation, the Notes. The amendments provided for in this Second Supplemental Indenture shall not prejudice any act or thing done prior to the date of this Second Supplemental Indenture.
ARTICLE 4 — MISCELLANEOUS
4.1 Further Assurances. The parties hereto covenant and agree to execute and deliver such further and other instruments and to take such further or other action as may be necessary or advisable to give effect to this Second Supplemental Indenture and the provisions hereof.
4.2 Counterparts. This Second Supplemental Indenture may be simultaneously executed in several counterparts, each of which so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument.
IN WITNESS WHEREOF the parties have executed this Second Supplemental Indenture on the date first mentioned above under the hands of their proper officers duly authorized in that behalf.

TIMBERWEST FOREST CORP.

Per:	(Signed) “Beverlee Park”	c/s

Per:	(Signed) “Paul McElligott”

MONTREAL TRUST COMPANY OF CANADA

Per:	(Signed) “Alice Kollen”	c/s

Per:	(Signed) “Nicole Clement”

COMPUTERSHARE TRUST COMPANY OF CANADA

Per:	(Signed) “Alice Kollen”	c/s

Per:	(Signed) “Nicole Clement”

THIS THIRD SUPPLEMENTAL INDENTURE made as of the 1st day of January, 2008.

BETWEEN:	TIMBERWEST FOREST CORP.
a company incorporated under the laws of British Columbia
(hereinafter referred to as the “Company”)

PARTY OF THE FIRST PART

AND:	COMPUTERSHARE TRUST COMPANY
OF CANADA, a trust company existing under the laws of Canada

(hereinafter referred to as “Computershare”)

PARTY OF THE SECOND PART

AND:	VALIANT TRUST COMPANY
a trust company existing under the laws of British Columbia

(hereinafter referred to as “Valiant Trust”)

PARTY OF THE THIRD PART
WHEREAS by a note indenture made as of September 30, 1998, as amended by a first supplemental indenture dated as of February 22, 1999, between the Company, CIBC Mellon Trust Company and Montreal Trust Company of Canada (“Montreal Trust”), as trustee, and a second supplemental indenture dated as of January 1, 2002 between the Company, Montreal Trust and Computershare as trustee (which note indenture and any and all note indentures heretofore supplemental thereto are herein collectively referred to as the “Note Indenture”), provision was made for the issue by the Company of notes, subject to the terms and conditions contained in the Note Indenture;
AND WHEREAS the Company wishes to appoint Valiant Trust as replacement trustee under the Note Indenture and pursuant thereto Computershare has agreed, at the request of the Company, to transfer to Valiant Trust the appointment as trustee under the Note Indenture;
AND WHEREAS to give effect to the foregoing, Computershare, in accordance with the terms of the Note Indenture, will resign as trustee thereunder and to be discharged from the trusts thereof, and to transfer to Valiant Trust all of its rights, powers and trusts under the Note Indenture;
AND WHEREAS the Company is prepared to accept such resignation and to appoint Valiant Trust as the successor trustee, and Valiant Trust is prepared to accept such appointment and represents that it has the qualifications to act as Trustee as provided for in the Note Indenture;
AND WHEREAS the parties wish to execute this Third Supplemental Indenture for the purpose of providing for the resignation of Computershare as trustee and for its replacement by Valiant Trust,

such resignation and replacement to take effect as of January 1, 2008 (hereinafter, the “Transfer Date”);
AND WHEREAS all necessary corporate action has been taken by the parties hereto for the execution and delivery of this Third Supplemental Indenture.
NOW, THEREFORE, THIS AGREEMENT WITNESSES that in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties covenant and agree as follows:
1. In accordance with the Note Indenture, Computershare hereby resigns as Trustee under, and is hereby discharged from the trusts of the Note Indenture, effective as of the Transfer Date. The Company hereby accepts such resignation, waiving any required period of notice that may be set forth in the Note Indenture. Computershare is hereby discharged from all duties and liabilities under the Note Indenture insofar and to the extent only that such duties and liabilities arise from and after the Transfer Date and relate to any period, date or time that shall commence or occur on or after the Transfer Date. For greater certainty Computershare continues to be liable for all duties and liabilities of the Trustee for the period prior to the Transfer Date.
2. The Company hereby appoints Valiant Trust as successor trustee under the Note Indenture in replacement of and as successor to Computershare and with like effect as if originally named as trustee under the Note Indenture, effective as of the Transfer Date, and acknowledges and declares that Valiant Trust is vested as of and from the Transfer Date with the powers, rights, and interests of the Trustee under the Note Indenture upon the trusts set forth therein. Valiant Trust hereby accepts such appointment as Trustee under the Note Indenture and agrees as of and from the Transfer Date to (i) perform its duties and obligations as Trustee under the Note Indenture; and (ii) hold all the rights, privileges and benefits conferred thereby and by law in trust for the persons who shall from time to time be Holders subject to all the terms and conditions set forth in the Note Indenture as supplemented and amended hereby.
3. Computershare hereby transfers and assigns to Valiant Trust, upon the trusts expressed in the Note Indenture, all of its title and interest in and to all property which is subject to the trustee set forth in the Note Indenture, effective as of the Transfer Date and Valiant Trust accepts all of Computershare’s title and interest therein and thereto.
4. Valiant Trust hereby represents and warrants to the Company that it meets all of the qualifications required for a new Trustee under the Note Indenture and that it is a corporation authorized to carry on the business of a trust company in the Province of British Columbia and the Province of Ontario and every other jurisdiction in Canada where such authorization or qualification is necessary to enable it to act as the Trustee under the provisions of the Note Indenture.
5. Computershare agrees to transfer and deliver to Valiant Trust, and Valiant Trust agrees to accept, any and all records, documents, monies and other property that may be held by Computershare in connection with the Note Indenture. Such transfers, deliveries and acceptances shall be made as soon as practicable upon, after, or in anticipation of, the Transfer Date as may be agreed between such parties.

6. Notwithstanding any of the foregoing, the resignation, discharge, appointment, transfers, assignments and other agreements provided for herein will not be effective unless this Third Supplemental Indenture has been executed by all of the parties hereto.
7. Any provision in the Note Indenture specifying the address of the Trustee is hereby amended to record the Trustee’s address as:
Valiant Trust Company
600-750 Cambie Street
Vancouver, BC
V6B 0A2
Attention:      Director, Client Services
Facsimile:      604.681.3067
8. Each party hereto agrees to execute and deliver all such documents and instruments and do such other acts as may be necessary or advisable to give effect to the terms hereof.
9. Valiant Trust as successor Trustee hereby accepts the trusts in the Note Indenture declared and provided and agrees to perform the same upon the terms and conditions herein and in the Note Indenture set forth.
10. This Third Supplemental Indenture is supplemental to and shall hereafter be read in conjunction with the Note Indenture and the Note Indenture and this Third Supplemental Indenture shall hereinafter have effect so far as practicable as if all the provisions thereof and hereof were contained in one instrument. In this Third Supplemental Indenture and the recitals hereto, unless there is something in the subject matter or context inconsistent therewith, or unless so stated to the contrary in this Third Supplemental Indenture, the words and expressions herein contained which are defined in the Note Indenture shall have the meanings given to such words and expressions in the Note Indenture. The Company hereby acknowledges and confirms that, except as specifically amended by the provisions of this Third Supplemental Indenture, all of the terms and conditions contained in the Note Indenture are and shall remain in full force and effect, unamended, in accordance with the provisions thereof on the same basis as if Valiant Trust had been originally named as Trustee in the Note Indenture. The Corporation hereby further agrees that the name of Valiant Trust shall in all respects be construed in the place and stead of the name Computershare in the Note Indenture and in all other documents delivered in connection therewith, including, without limitation, the Notes. The amendments provided for in this Third Supplemental Indenture shall not prejudice any act or thing done prior to the date of this Third Supplemental Indenture. The form of any Notes to be certified by the Trustee from and after the Transfer Date shall be amended, stamped or legended to identify Valiant Trust as the successor custodian but the validity of any Notes certified prior to the Transfer Date shall not be affected by the appointment of Valiant Trust as successor Trustee.
11. The Company hereby agrees to indemnify Computershare for all costs and expenses payable by Computershare pursuant to section 3.4 of the Note Indenture as incurred in completing all of its duties under the Note Indenture and this Third Supplemental Indenture. This indemnity shall survive the execution of this Third Supplemental Indenture.
12. On and after the date hereof, each reference in the Indenture to “this Indenture”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Indenture in any and all agreements, documents and instruments delivered by all or any one or more of the Corporation, Computershare, Valiant or any other person shall mean and refer to the Indenture as amended hereby.
13. The division of this Third Supplemental Indenture into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.
14. As used herein, the singular shall include the plural and the singular as the content shall require.
15. This Third Supplemental Indenture shall enure to the benefit of and be binding upon the parties hereto and their successors and permitted assigns.
16. This Third Supplemental Indenture may be simultaneously executed in several counterparts, each of which so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument.
17. The Company acknowledges that the provisions of Section 11.3(e) of the Note Indenture shall survive the execution of this Third Supplemental Indenture.

IN WITNESS WHEREOF this Third Supplemental Indenture has been duly executed by the parties hereto as of the date first above written.

TIMBERWEST FOREST CORP.

Per:	(signed) “Beverlee F. Park”

Per:	(signed) “Brenda Blue”

COMPUTERSHARE TRUST COMPANY OF CANADA

Per:

Per:

VALIANT TRUST COMPANY

Per:	(Signed) “Janet M. Brown”

Per:	(Signed) “Dianna Reimer”